BIRMINGHAM STEEL CORPORATION






September 12, 1997



Dear Stockholder:

          You are invited to attend the Annual Meeting of Stockholders of your Company, which will be held on Tuesday, October 14, 1997, at 10:00 A.M., local time, at The New York Palace, 455 Madison Avenue, New York, New York.

         The formal notice of the meeting and the proxy statement appear on the following pages and describe the matters to be acted upon. Time will be provided during the meeting for discussion and you will have an opportunity to ask questions about your Company.

         Whether or not you plan to attend the meeting in person, it is important that your shares be represented and voted. After reading the enclosed notice of the meeting and proxy statement, please sign, date and return the enclosed proxy at your earliest convenience. Return of the signed and dated proxy card will not prevent you from voting in person at the meeting should you later decide to do so.

                                    Sincerely,

                                    Robert A. Garvey
                                    -------------------------
                                    Robert A. Garvey
                                    Chairman of the Board and
                                    Chief Executive Officer

                          BIRMINGHAM STEEL CORPORATION
                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                           To Be Held October 14, 1997


         The Annual Meeting of Stockholders of Birmingham Steel Corporation (the "Company") will be held at The New York Palace, 455 Madison Avenue, New York, New York, on Tuesday, October 14, 1997, at 10:00 A.M., local time, for the following purposes:

         (1) To elect ten directors, each to serve until the next Annual Meeting of Stockholders and until his successor has been elected and qualified;

         (2)  To approve the 1997 Management Incentive Plan;

         (3) To approve and ratify the selection of Ernst & Young LLP as the independent auditors for the Company and its subsidiaries for the fiscal year ending June 30, 1998; and

         (4) To transact such other business as may properly be brought before the meeting or any adjournment or postponement thereof.

         Only stockholders of record at the close of business on August 29, 1997 are entitled to notice of and to vote at the meeting or any adjournments thereof.

         Please sign and date the enclosed proxy and return it promptly in the enclosed reply envelope. If you are able to attend the meeting, you may, if you wish, revoke the proxy and vote personally on all matters brought before the meeting.

                  By Order of the Board of Directors,

                  Catherine W. Pecher
                  -----------------------
                  Catherine W. Pecher
                  Vice President and Secretary

Birmingham, Alabama
September 12, 1997

                          BIRMINGHAM STEEL CORPORATION

                                 PROXY STATEMENT

         This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Birmingham Steel Corporation, a Delaware corporation (the "Company"), to be voted at the Annual Meeting of Stockholders to be held at the time and place and for the purposes set forth in the accompanying Notice of Annual Meeting.

         All proxies in the enclosed form that are properly executed and received by the Company prior to or at the Annual Meeting and not revoked will be voted at the Annual Meeting or any adjournments thereof in accordance with the instructions thereon, or, if no instructions are made, will be voted FOR approval of proposals 1, 2 and 3 set forth in the Notice of Annual Meeting. Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before it is voted. Proxies may be revoked by (i) filing with the Secretary of the Company, at or before the taking of the vote at the Annual Meeting, a written notice of revocation bearing a later date than the proxy,
(ii) duly executing a subsequently dated proxy relating to the same shares and delivering it to the Secretary of the Company before the Annual Meeting, or
(iii) attending the Annual Meeting and voting in person (although attendance at the Annual Meeting will not in and of itself constitute a revocation of a proxy). Any written notice revoking a proxy should be sent to Birmingham Steel Corporation, 1000 Urban Center Drive, Suite 300, Birmingham, Alabama 35242,
Attention: Catherine W. Pecher, Secretary, or hand delivered to the Secretary at or before the taking of the vote at the Annual Meeting. Abstentions and broker non-votes will not be counted as votes either in favor of or against the matter with respect to which the abstention or broker non-vote relates; however, with respect to any proposal other than the election of directors, abstentions and broker non-votes would have the effect of a vote against the proposal.

     The mailing address of the principal executive offices of the Company is 1000 Urban Center Drive, Suite 300, Birmingham, Alabama 35242. This Proxy Statement and the accompanying Notice of Annual Meeting and Proxy Card are being mailed to stockholders on or about September 12, 1997.

VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

         The record date for determination of stockholders entitled to receive notice of and to vote at the Annual Meeting is August 29, 1997. At the close of business on August 15, 1997, 29,679,298 shares of common stock, par value $.01 per share, of the Company (the "Common Stock") were outstanding and entitled to vote at the Annual Meeting. Each share of Common Stock is entitled to one vote with respect to each matter to be voted on at the Annual Meeting.

         The following table sets forth certain information regarding the beneficial ownership of the Common Stock, as of August 15, 1997, by (i) persons known to the Company to be the beneficial owners of more than 5% of the Company's Common Stock, (ii) each of the Company's directors and nominees for director, (iii) each executive officer included in the Summary Compensation Table, and (iv) all directors and executive officers of the Company as a group. Unless otherwise noted in the footnotes to the table, the persons named in the table have sole voting and investment power with respect to all outstanding shares of Common Stock shown as beneficially owned by them.


Name of Beneficial            Number of
Owner or Number               Shares          Percent
of Persons                    Beneficially    of Class
in Group                      Owned
==================            ============    ========

The Prudential
Insurance
Company of America             2,876,059(1)     9.7%

Brinson Partners,
Inc., et al.                   2,592,265(2)     8.7%

Merrill Lynch & Co.,
Inc., et al.                   1,840,098(3)     6.2%

Robert A. Garvey                 112,677(4)       *

William R. Lucas, Jr.             38,069(5)       *

Jack R. Wheeler                   32,718(6)       *

Frederick J. Rocchio, Jr.         30,215(7)       *

John M. Casey                     29,000(8)       *

C. Stephen Clegg                  17,055(9)       *

George A. Stinson                 14,650          *

Reginald H. Jones                 13,372          *

E. Mandell de Windt               10,702          *

E. Bradley Jones                  10,500          *

Robert D. Kennedy                 10,000          *

Harry Holiday, Jr.                 9,000          *

T. Evans Wyckoff                   7,281          *

William J. Cabaniss, Jr.           6,232          *

Directors and executive
officers of a group
(15 persons)                     349,470(10)    1.2%


*        Less than 1%


(footnotes appear on following page)

(1) This information was taken from a Schedule 13G/A filed by The Prudential Insurance Company of America on February 5, 1997 reflecting information as of December 31, 1996. The amount shown includes sole voting power with respect to 3,750 shares, shared voting power with respect to 2,858,909 shares, sole dispositive power with respect to 3,750 shares, and shared dispositive power with respect to 2,872,309 shares.

(2) This information was taken from a Schedule 13G/A filed by Brinson Partners, Inc. and certain related parties, including Brinson Trust Company, Brinson Holdings, Inc., SBC Holding (USA), Inc. and Swiss Bank Corporation, on February 13, 1997 reflecting information as of December 31, 1996. The amount shown represents shared voting and dispositive powers by the reporting persons.

(3) This information was taken from a Schedule 13G filed by Merrill Lynch & Co., Inc. and certain related affiliates including Merrill Lynch Asset Management L.P., Merrill Lynch Capital Fund, Inc., Merrill Lynch Group, Inc. and Princeton Services, Inc. on February 7, 1997 reflecting infor-mation as of December 31, 1996. The amount shown represents shared voting and dispositive powers by the reporting persons.

(4) Includes 13,238 shares of Restricted Stock issued under the 1995 Stock Accumulation Plan, 32,000 shares of Restricted Stock awarded under the 1990 Management Incentive Plan, 1,701 shares held in the Company's 401(k) Plan, and 16,667 shares subject to stock options.

(5) Includes 4,000 shares of Restricted Stock awarded under the 1990 Management Incentive Plan, 1,454 shares held in the Company's 401(k) Plan, and 2,742 shares of Restricted Stock issued under the 1995 Stock Accumulation Plan. Also includes 500 shares owned by Mr. Lucas' spouse and 24,000 shares subject to stock options.

(6) Includes 20,000 shares subject to stock options and 5,650 shares issued under the 1995 Stock Accumulation Plan.

(7) Includes 4,500 shares of Restricted Stock awarded under the 1990 Management Incentive Plan and 24,000 shares subject to stock option.

(8)      Includes 24,000 shares subject to stock options.

(9) Includes 9,555 shares held in the Frakes-Clegg Family 1984 Trust under the trusteeship of Robert W. Neiman. Mr. Clegg and the trustee may be deemed to share voting and investment powers with respect to these shares.

(10) Includes an aggregate of 108,667 shares subject to stock options held by certain officers of the Company, an aggregate of 3,154 shares held in the Company's 401(k) Plan, an aggregate of 48,500 shares of Restricted Stock awarded under the 1990 Management Incentive Plan, and an aggregate of 21,630 shares of Restricted Stock issued under the 1995 Stock Accumulation Plan.

         The Company is not aware of any arrangement, including any pledge of securities of the Company, which at a subsequent date could result in a change of control of the Company.

                                 AGENDA ITEM ONE
                              ELECTION OF DIRECTORS

         Ten directors are to be elected at the Annual Meeting, each to hold office until the next Annual Meeting and until his successor has been duly elected and qualified. Proxies received from stockholders, unless directed otherwise, will be voted FOR the election of the following nominees: Robert A. Garvey, E. Mandell de Windt, C. Stephen Clegg, George A. Stinson, E. Bradley Jones, Harry Holiday, Jr., Reginald H. Jones, William J. Cabaniss, Jr., T. Evans Wyckoff, and Robert D. Kennedy. If any nominee is unable to stand for election, the persons named in the proxy will vote the same for a substitute nominee. All of the nominees are currently directors of the Company. The Company is not aware that any nominee is or will be unable to stand for re-election. Directors shall be elected by a plurality of the votes of the shares present in person or represented by proxy at the meeting and entitled to vote on the election of directors.

         In August 1993, the Board of Directors approved a mandatory retirement policy for its members, pursuant to which any person serving as a director of the Company who attains age 75 shall retire from the Board of Directors upon the expiration of his or her term of office at the next succeeding annual meeting of stockholders; provided, however, that each incumbent director of the Company serving at the date of adoption of the new policy will not be subject to mandatory retirement, and may continue to serve as a director notwithstanding the attainment of age 75.

         Set forth below is the name, age, position with the Company, present principal occupation or employment and five-year employment history of each of the nominees for director of the Company.

Name and Year First
Became Director/Business Experience                                          Age
===============================================================================
Robert A. Garvey   -  1996                                                   59
Chairman of the Board and Chief Executive Officer of the Company since
January 5, 1996; President of North Star Steel Co. from 1984 to 1996.

E. Mandell de Windt - 1985                                                   76
Chairman of the Executive Committee of the Board of Directors of the Company since July 1991; Chairman of the Board of the Company from January 1985 to July 1991; Retired; Chairman of the Board and Chief Executive Officer of Eaton Corporation, a diversified manufacturing concern, from 1969 to April 1986.

C. Stephen Clegg  - 1985                                                      46
Chairman of the Board and Chief Executive Officer of Globe Building Materials, Inc., Midwest Spring Manufacturing Company, and Diamond Home Services; director of Ravens Metals, Inc.

George A. Stinson - 1985                                                      82
Retired; Attorney and of counsel to law firm of Thorp, Reed & Armstrong, Washington, D.C., from 1981 to 1985; Retired; Chairman of the Board and Chief Executive Officer of National Steel Corporation from 1965 to 1981; director of Diamond Home Services and Midwest Spring Manufacturing Company.

E. Bradley  Jones - 1988                                                      69
Retired;  Chairman of the Board and Chief  Executive
Officer of LTV Steel Company from June 1984 to December 1984; Chairman and Chief Executive Officer of Republic Steel Corporation (merged with The LTV Corporation in June 1984) from July 1982 to June 1984; director of TRW Inc., RPM, Inc. and Consolidated Rail Corporation; Trustee, Fidelity Funds.


Harry Holiday, Jr. - 1991                                                     74
Retired; Chairman of the Board and Chief Executive Officer of ARMCO, Inc. from April 1982 to January 1986.


Reginald H. Jones - 1991                                                      80
Retired; Chairman of the Board and Chief Executive Officer of General Electric Company from December 1972 to April 1981; director of ASA Limited and M-T Investors, Inc.


William J. Cabaniss, Jr. - 1993                                               59
President of Precision Grinding, Inc., a metal machining company serving metal machining industries in the Southeast, since 1971; director of Protective Life Corporation.


T. Evans Wyckoff  -  1993                                                     72
Formerly Chairman of the Board of Aero-Go, Inc., a company which manufactures air cushion devices, from 1969 to 1993; President of Wyco Corporation, private investment company, since 1983; and President of Arvee Orchards, Inc. since 1991.


Robert D. Kennedy - 1996                                                      64
Retired;  Chairman of the Board and Chief  Executive
Officer of Union Carbide Corporation from 1985 to 1995; Director of Union Carbide Corporation, Union Camp Corporation, Sun Company, Inc., UCAR International, LionOre Mining International, Ltd. and K-Mart; Member of the Advisory Board of The Blackstone Group and RFE Investment Partners.

         The Board of Directors held twelve meetings, including two actions by unanimous written consent, during the fiscal year ended June 30, 1997. During fiscal 1997, each incumbent director attended at least 75% of the aggregate number of meetings of the Board and of committees of the Board on which he served.

         The Company has Audit, Executive, Nominating, Environmental Affairs & Safety, Finance, and Compensation and Stock Option Committees of the Board of Directors.

         Messrs. Clegg, Stinson, Cabaniss, Holiday and Wyckoff are members of the Audit Committee. The principal functions of the Audit Committee are to make recommendations to the Board as to the engagement of independent auditors, to review the scope of the audit and audit fees, to discuss the results of the audit with the independent auditors and determine what action, if any, is required with respect to the Company's internal controls, and to make a general review of developments and financial reporting and accounting. The Audit Committee held four meetings during fiscal 1997.

     Messrs. de Windt, Reginald Jones, Garvey and Clegg are members of the Executive Committee. The Executive Committee exercises all the powers of the Board of Directors during the intervals between meetings of the Board of Directors, with certain limitations set forth in the Company's Bylaws. The Executive Committee held six meetings during fiscal 1997.

     Messrs. de Windt, Clegg, Bradley Jones and Stinson are members of the Nominating Committee. The Nominating Committee makes recommendations to the Board of Directors respecting nominations for director prior to each annual meeting of stockholders. The Nominating Committee held one meeting during fiscal 1997.

         Messrs. Holiday, Cabaniss and Wyckoff are members of the Environmental Affairs & Safety Committee. The Environmental Affairs & Safety Committee monitors environmental and safety issues impacting the Company's operations and reviews and evaluates environmental compliance and safety performances and processes at the Company's facilities. The Environmental Affairs & Safety Committee held two meetings during fiscal 1997.

         Messrs. Reginald Jones, Garvey and Bradley Jones are members of the Finance Committee. The Finance Committee reviews and makes recommendations with respect to the Company's financial policies, including cash flow, borrowing and dividend policy and the financial terms of acquisitions and dispositions. Acting with the Executive Committee, it reviews and makes recommendations on significant capital investment proposals. The Finance Committee held one meeting during fiscal 1997.

         Messrs. Bradley Jones, Reginald Jones, de Windt and Stinson are members of the Compensation and Stock Option Committee. The Compensation and Stock Option Committee reviews and approves employment agreements, annual salaries, bonuses, profit participation and other compensation of employees of the Company and its subsidiaries. This Committee also reviews the executive officers' and employees' performances and administers all stock based and other benefit plans (unless otherwise specified in plan documents) affecting officers direct and indirect remuneration. The Compensation and Stock Option Committee held eight meetings during fiscal 1997.

         THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE FOR THE ELECTION OF THE NOMINEES NAMED IN THIS PROXY STATEMENT.

Section 16(a) Beneficial Ownership Reporting
Compliance

         Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors, certain officers and persons who own more than 10% of the outstanding Common Stock of the Company, to file with the Securities and Exchange Commission reports of changes in ownership of the Common Stock of the Company held by such persons. Officers, directors and greater than 10% stockholders are also required to furnish the Company with copies of all forms they file under this regulation. To the Company's knowledge, based solely on a review of the copies of such reports furnished to the Company and representations  that no other  reports were  required,  during  fiscal 1997 all
Section 16(a) filing requirements applicable to its officers and directors were satisfied.

                             EXECUTIVE COMPENSATION

         The following table provides certain summary information for the fiscal years ended June 30, 1997, 1996 and 1995 concerning compensation paid or accrued by the Company to or on behalf of the Company's Chief Executive Officer and each of the four other most highly compensated executive officers of the Company who were serving as executive officers at the end of the last fiscal year (hereinafter referred to as the "Named Executive Officers"). "Long-Term
Compensation" includes Restricted Stock awarded under the 1990 Management Incentive Plan ("MIP") and Restricted Stock issued under the 1995 Stock Accumulation Plan ("SAP"). See footnotes (2), (6) and (7) to the Summary Compensation Table.

SUMMARY COMPENSATION TABLE

                                        Annual Compensation                Long Term Compensation
                          ---------------------------------------------    -------------------------
                                                                           Awards

                                                           Other Annual    Restricted       Options/    All Other
        Name and                      Salary      Bonus    Compensation    Stock            SARs        Compensation
   Principle Position        Year      ($)       ($)(1)       ($)          ($)(2)            (#)        ($) (3)
----------------------       -----    -------    -------   ------------    ----------       ---------   -------------
Robert A. Garvey (4)         1997     371,506    240,005   143,005(5)      197,928 (7)        0         6,422
     Chairman of the         1996     170,347    270,011   123,928(5)      951,916 (6) (7)  100,000     4,274
     Board and Chief
     Executive Officer

William R. Lucas,            1997     170,654    99,011        0            39,924 (7)       60,000     6,151
Jr. (8)                      1996     166,270       0          0           177,171 (6) (7)     0        3,139
     Executive Vice
     President -
     Administration and
     General Counsel

John M. Casey (9)            1997     161,201       0          0           11,247 (7)        60,000     6,312
     Executive Vice          1996     151,740       0          0           22,478 (7)          0        8,417
     President - Finance     1995     111,942    56,009        0          134,325 (6)          0          318
     and Chief Financial
     Officer

Frederick J. Rocchio,        1997     161,896    77,005        0           43,993 (7)        60,000     5,941
Jr., (10)                    1996     114,462       0          0          102,690 (6)          0        3,525
     Executive Vice
     President -
     Development and
     Technology

Jack R. Wheeler              1997     146,346    48,603        0           17,185 (7)        50,000     4,649
     Vice President -        1996     134,903       0          0           20,128 (7)          0        5,916
     Operations              1995     124,209    55,004        0           77,297 (7)          0        9,927
------------------------------

(1) Represents cash incentive compensation accrued for the fiscal year (but paid in the subsequent fiscal year). Does not include amounts foregone in fiscal years 1997, 1996 and 1995 in connection with the receipt of shares of Restricted Stock under the SAP, which is reflected in the "Restricted Stock" column in the table above. See footnote (7) below.

(2) The value of the Restricted Stock awards shown in the table above reflects the number of shares awarded during the year indicated multiplied by the closing market price of the Company's unrestricted common stock on the date of the award (net of any consideration paid by the Named Executive Officer). The number and dollar value of all Restricted Stock holdings of the Named Executive Officers with respect to which the restrictions have not lapsed as of August 15, 1997, calculated using the closing market price of the Company's unrestricted common stock on June 30, 1997, were as follows: 49,562 shares ($768,211) by Mr. Garvey; 7,534 shares ($116,777) by Mr. Lucas; 6,878 shares ($106,609) by Mr. Rocchio, and 6,039 shares ($93,605) by Mr. Wheeler. Dividends are paid on shares of Restricted Stock.

(3) The compensation reported represents Company contributions to the 401(k) Plan and premiums for life insurance. The following information is provided with respect to the specific allocation of compensation shown in this column for the Named Executive Officers for the fiscal year ended June 30, 1997:


                                                       Term and
                                                       Whole Life
Name                               401(k) Plan         Insurance
================                   ===========        ===========
Robert A. Garvey                     $4,215             $2,207

William R. Lucas, Jr.                 5,797               354

John M. Casey                         5,829               483

Frederick J.Rocchio, Jr.              5,493               448

Jack R. Wheeler                       3,731               918


(4)      Mr. Garvey joined the Company in January 1996.

(5) Consists solely of amounts paid to reimburse Mr. Garvey for loss on forfeiture of stock award from his previous employer during 1997 and lost profit sharing benefits from his former employer during 1996.

(6) Includes the value of Restricted Stock award(s) granted under the MIP on the date of such grant(s). Restricted Stock awards under the MIP are made in the discretion of the Compensation and Stock Option Committee of the Board of Directors and recipients pay only a nominal consideration (par value) for the issuance of the Restricted Stock. No Restricted Stock awards were made under the MIP in fiscal 1997 to the Named Executive Officers. Mr. Garvey's 1996 award (50,000 shares) was made on January 5, 1996, at a per share price of $17.125; 10,000 shares vested immediately and 40,000 shares vest over a five year period with 8,000 shares vesting on each anniversary. Mr. Lucas' 1996 award (8,000 shares) was made on August 4, 1995, at a per share price of $19.75, and vests in equal increments of one-fourth over four years; Mr. Casey's 1995 award (5,000 shares) was made on October 18, 1994 at a per share price of $26.875, and vested in equal increments of one-fourth each year until his resignation in July, 1997, at which time the remainder of such shares were vested by the Compensation and Stock Option Committee; Mr. Rocchio's 1996 award (6,000 shares) was made on October 16, 1995, at a per share price of $17.125, and vests in equal increments of one-fourth over four years.

     (7) Includes the value of Restricted Stock issued under the SAP in lieu of cash compensation to which the Named Executive Officer would otherwise be entitled on the date of such issuance. Each of the Named Executive Officers is required to take 10% of his bonus in shares of Restricted Stock under the terms of the SAP, and may elect to take up to 20% of his base compensation and 50% of his cash bonus in shares of Restricted Stock. Shares of Restricted Stock under the SAP are issued at a 25% discount to the market, but the amounts shown include the full market value of the shares issued. The shares are restricted from transfer for a period of three years from the date of issuance. The amount of cash compensation from both salary and bonus foregone by the Named Executive Officers by participating in the plan was as follows: Mr. Garvey: 1997 -$148,554 and 1996 - $72,126; Mr. Lucas: 1997 - $30,026 and 1996 - $14,442; Mr. Casey:
1997 - $8,469, 1996 - $16,860, and 1995 - $26,557;  Mr. Rocchio:  1997 - $32,995
and 1996 - $0;  and Mr.  Wheeler:  1997 - $12,923,  1996 -  $15,096,  and 1995 -
$54,996. Such amounts are not included in the "Salary" or "Bonus" columns in the table above.

(8)      Mr. Lucas joined the Company in July 1995.

(9) Mr. Casey joined the Company in October 1994 and resigned from the Company in July 1997.

(10)     Mr. Rocchio joined the Company in October 1995.

STOCK OPTION PLAN

         The following table provides certain information concerning individual grants of stock options under the Company's 1986 Stock Option Plan and the MIP made during the fiscal year ended June 30, 1997, to each of the Named Executive
Officers:


OPTION GRANTS IN LAST FISCAL YEAR

                                                                                            Potential
                                                                                       Realizable Value at
                                                                                          Assumed Annual
                                                                                       Rates of Stock Price
                                                                                           Appreciation
                                            Individual Grants (1)                        for Option Term
                            -------------------------------------------------------    -------------------------
                                Number of        % of Total
                                Securities      Options/SARs  Exercise
                                Underlying       Granted to    or Base
                               Options/SARs      Employees      Price      Expiration
Name                           Granted (1)     In Fiscal Year  ($/Sh)      Date          5%            10%
--------------              ---------------------------------------------------------    -------    ------------

William R. Lucas, Jr.             60,000            11%        $16.625     2006          $627,322     $1,589,758

John M. Casey...                  60,000            11%        $16.625     2006          $627,322     $1,589,758

Frederick J. Rocchio, Jr....      60,000            11%        $16.625     2006          $627,322     $1,589,758

Jack R. Wheeler...                50,000             9%        $16.625     2006          $522,769     $1,324,798


(1) These options vest equally over a five year period beginning with the grant date, July 1, 1996, and each anniversary date thereafter.


     The following table provides certain information concerning each exercise of stock options during the fiscal year ended June 30, 1997 by each of the Named Executive Officers, and the fiscal year-end value of unexercised options held by such persons, under the Company's 1986 Stock Option Plan and the MIP.

AGGREGATED OPTION EXERCISES IN LAST FISCAL
YEAR AND FISCAL YEAR-END OPTION VALUES

                                            Number of
                                            Securities         Value of
                                            Underlying         Unexercised
                                            Unexercised        in-the-Money
                                            Options/SARs       Options/SARs
                Shares                      at FY-End (#)      at FY-End ($)
                Acquired
                On             Value        Exercisable/       Exercisable/
Name            Exercise      Realized      Unexercisable      Unexercisable (1)
-----------     --------      --------      -------------      ----------------

Robert A.
Garvey....         0             0          16,667/83,333       $-0-/-0-

William R.
Lucas, Jr..        0             0          24,000/36,000       $-0-/-0-

John M.
Casey.....         0             0          24,000/36,000       $-0-/-0-

Frederick J.
Rocchio,Jr..       0             0          24,000/36,000       $-0-/-0-

Jack R.
Wheeler...         0             0          20,000/30,000       $-0-/-0-

------

(1) The stock options were granted under the 1986 Stock Option Plan and the MIP. The fair market value of the Common Stock at June 30, 1997 was $15.50 per share. The actual value, if any, an executive may realize will depend upon the amount by which the market price of the Company's Common Stock exceeds the exercise price when the options are exercised.


MANAGEMENT SECURITY PLAN

     In July 1986, the Company adopted a Management Security Plan (the "Security Plan") to provide certain benefits to a select group of management or highly compensated employees who contribute materially to the business of the Company. The Security Plan is administered as an unfunded defined benefit pension plan by the Compensation and Stock Option Committee of the Board of Directors (the "Committee"). Each participant enters into a Security Plan Agreement with the Company, pursuant to which the participant is eligible for the payment of either a death benefit, if the participant dies prior to normal retirement, or a retirement benefit, if the participant remains as an employee until his or her normal retirement date. The amount of the benefit is computed with respect to an amount specified by the participant in his or her Agreement, which may not exceed 100% of the participant's annual compensation ("Covered Salary"). The death benefit is payable in an amount equal to 100% of the participant's Covered Salary for 12 months, and 50% of the Covered Salary thereafter. The amount of the death benefit is payable monthly until the participant would have reached age 65 or for 20 years, whichever is later. The retirement benefit is payable monthly over a period of 240 months (or 20 years). The degree to which each eligible employee participates in the Security Plan is elective with the individual participant and is conditioned upon such participant's foregoing cash compensation which would otherwise be available to him or her. Although the Company is not obligated to do so, the Company has purchased key man life insurance on the lives of the participants to fund its obligations under the Security Plan.

         The following table indicates, with respect to each Named Executive Officer who participates in the Security Plan, the current aggregate amount of the death benefit and the amount of the annual retirement benefit under the Security Plan.


                                         Aggregate                    Annual
Name of Individual                    Death Benefit         Retirement Benefit
==================                    =============         ====================

Robert A. Garvey                       $2,362,500                $225,000

William R. Lucas, Jr.                           0                       0

John M. Casey                           1,134,000                 108,000

Frederick J. Rocchio, Jr.                       0                       0

Jack R. Wheeler                         1,155,002                 110,000

     Effective July 1, 1997, the Security Plan was dissolved, and the present value of each participant's benefits reflected above was contributed to the Birmingham Steel Corporation Executive Retirement and Compensation Deferral Plan, a non-qualified defined contribution plan.

EXECUTIVE SEVERANCE PLAN

         The Company's Board of Directors has adopted the Birmingham Steel Corporation Executive Severance Plan (the "Severance Plan"). Participation in the Severance Plan is limited to a select number of key members of management of the Company as designated by the Board of Directors, including the executive officers named in the Summary Compensation Table, and is designed to reassure participants in the event of a Change in Control (as defined below) of the Company, so that they can continue to focus their time and energy on business-related concerns rather than personal concerns. A Change in Control is defined as (i) the acquisition by any person, entity or group of 15% or more of the combined voting power of the Company's outstanding securities; (ii) a change in the majority of the Board of Directors within a period of two consecutive years or less unless the new Directors were elected or nominated by at least two-thirds of the continuing Directors; or (iii) the consummation of a transaction requiring stockholder approval for the acquisition of the Company by an entity other than the Company or a subsidiary through the purchase of assets, or by merger, or otherwise. A participant is entitled to benefits under the Severance Plan if, within two years after a Change in Control, the participant's employment is terminated by the Company Without Substantial Cause or is voluntarily terminated by the participant for good reason ("Good Reason"). Termination "Without Substantial Cause" means a termination that is neither for Substantial Cause or disability. "Substantial Cause" for purposes of the
Severance  Plan shall mean:  (i) a  participant's  felony  conviction;  (ii) the participant's failure to contest prosecution for a felony; or (iii) a participant's willful misconduct or dishonesty. "Good Reason" is defined as: (i) the assignment to the participant of duties that are materially inconsistent with the participant's position or a change in the participant's title or office without his or her consent; (ii) a reduction in the participant's salary or the Company's failure to increase the participant's salary by a specified percentage and by a specified date; (iii) a change in the participant's principal work location to a location more than 25 miles from his or her current principal work location; (iv) the Company's failure to maintain any benefit or compensation plan (collectively, "Plans") in which the participant was participating, a reduction of the participant's benefits under the Plans, or the failure to provide the participant with any fringe benefits or the same number of vacation days to which he or she was entitled prior to a Change in Control; (v) the Company's failure to pay the participant any compensation within seven days of its due date; (vi) the Company's failure to require any successor to the Company to assume the obligations pursuant to the Severance Plan; or (vii) any purported termination of the participant's employment by the Company in a manner inconsistent with the Severance Plan.

         The benefits provided under the Severance Plan following a Change in Control include a lump sum payment upon covered terminations equal to 200% of a participant's annual compensation ("Annual Compensation") for the year immediately preceding his or her termination. Annual Compensation for purposes of the Severance Plan means the total of all compensation, including wages, salary, bonuses, and any other benefit of monetary value, whether in the form of cash or otherwise, paid as consideration for the Participant's service to the Company, except for amounts paid by the Company in connection with a Participant's coverage under certain employee welfare benefit arrangements. Benefits under the Severance Plan also include the maintenance by the Company of all life insurance, accidental death and dismemberment insurance and medical, dental and prescription drug plans in which the participant was entitled to participate for up to one year after a participant's termination following a Change in Control. The Severance Plan also requires the Company to provide participants with a lump-sum payment equal to any accrued but unpaid salary, bonuses, and other benefits.

         The Severance Plan is unfunded but contains provisions which allow for the creation of a trust to help ensure the payment of benefits under the Severance Plan.

DIRECTOR COMPENSATION

         For fiscal 1997 and pursuant to the Company's Directors' Compensation Plan, the Company awarded each non-employee director 1,500 shares of Company Common Stock as his annual retainer fee and paid each non-employee director $1,000 for each meeting of the Board of Directors or committee thereof ($1,500 to the Chairman of a committee) attended by such director, plus reasonable travel expenses. Directors who are also employees of the Company are not separately compensated for their services as a director.

DIRECTOR STOCK OPTION PLAN

         The Company's Board of Directors has adopted and the stockholders have approved the Birmingham Steel Corporation Director Stock Option Plan (the "Director Plan"). The purpose of the Director Plan is to provide stock based compensation to eligible directors of the Company in order to encourage the highest level of director performance and to promote long-term stockholder value. The Director Plan will provide such directors with a proprietary interest in the Company's success and progress through annual grants of options to purchase shares of the Company's common stock.

         Participation in the Director Plan is limited to company directors who are not employees of the Company or any of its subsidiaries. There are currently nine directors eligible to participate in the Director Plan. An aggregate of 100,000 shares of the Company's $.01 par value common stock is reserved for issuance under the Director Plan. Shares of common stock issuable under the Director Plan may be authorized and unissued shares or shares held in treasury. The Director Plan will be administered by the Company and the Compensation and Stock Option Committee of the Board of Directors of the Company.

         Under the Director Plan, on the date of
each annual meeting of the Company's stockholders, each non-employee director will be granted, without the necessity of action by the Compensation and Stock Option Committee, a non-qualified stock option to purchase 1,500 shares of the Company's common stock at a purchase price equal to the fair market value per share of the common stock on such grant date.

         Each option granted under the Director Plan is exercisable for a period of ten (10) years beginning on the date of its grant. Except in the event of the death or disability of the director or in the event of a Change of Control or a Potential Change of Control (as defined in the Director Plan), an option may not be exercised during the first year after grant. In the event of termination of service of a director by reason of disability or death, any options held by such director under the Director Plan shall be immediately exercisable and may be exercised until the earlier of the expiration of the stated term of the option or the first anniversary of the death or disability of such director, as the case may be. In the event of termination of service of a director by reason of retirement, any options held by such director may thereafter be exercised (to the extent then exercisable) until the earlier of the expiration of the stated term of the option or the third anniversary of the effective date of the director's retirement. If a director who has retired dies while any option is still outstanding, the option may be exercised by the former director's legal representative until the earlier of the expiration of the stated term of the option or the first anniversary of the death of the former director.

EMPLOYMENT AGREEMENTS

     On January 5, 1996, the Company entered into an Employment Agreement with Robert A. Garvey, Chairman of the Board and Chief Executive Officer of the Company. See "REPORT OF COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION."

             CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

         In January, 1997, the Company loaned to Mr. Garvey the principal amount of $55,897.86, the purpose of which was to pay taxes on restricted stock which vested in January, 1997. The note is payable on demand and bears interest at the annual rate equal to the short-term applicable federal rate for January 1997, which was 5.63%. This note will be paid in full from Mr. Garvey's incentive compensation to be paid in September 1997.

         In October 1996, the Company loaned to Mr. Casey the principal amount of $6,658.34 and to Mr. Rocchio the principal amount of $7,841.82 for the purpose of paying taxes on restricted stock which vested in October, 1996. These notes are payable on demand and bear interest at an annual rate equal to the short-term applicable federal rate for October 1996, which was 6.07%. Mr. Casey repaid his note in July 1997 and Mr. Rocchio's note will be paid in full from his incentive compensation to be paid in September 1997.

         In August 1996, the Company loaned to Mr. Lucas the principal amount of $11,203.50 for the purpose of paying taxes on restricted stock which vested in August, 1996. This note is payable on demand and bear interest at an annual rate equal to the short-term applicable federal rate for August 1996, which was 6.15%. Mr. Lucas' note will be paid in full from his incentive compensation to be paid in September 1997.

Notwithstanding anything to the contrary set forth in any of the Company's previous filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, that might incorporate future filings, including this Proxy Statement, in whole or in part, the following Report of Compensation Committee on Executive Compensation and the Stockholder Return Performance Graph shall not be incorporated by reference into any such filings.

      REPORT OF COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION

INTRODUCTION

         The Compensation and Stock Option Committee (the "Committee") of the Board of Directors is comprised of four non-employee directors. The Committee generally is responsible for the compensation and benefit plans for all employees and is directly accountable for evaluating and approving compensation and benefit plans, and payments and awards under those plans, for the Company's senior executives, including the Chief Executive Officer and the other Named Executive Officers. The Committee represents the stockholders' interests by ensuring an appropriate link exists between the Company's strategic goals, business performance, stockholder returns, and the executive compensation plans.

COMPENSATION PHILOSOPHY

         The Company's compensation philosophy is to provide competitive wages and salaries with the opportunity to earn above average compensation through performance-based incentives. The Committee believes that incentive compensation provides the best means of motivating and rewarding performance while providing necessary controls on cost. This philosophy is reflected in the Company's use of incentive compensation at virtually every level of the organization, not just in the executive ranks. In the case of production and supervisory employees, weekly incentives may be earned for exceeding base production levels. Executives may earn incentives based on Company profitability. In fiscal 1997, production and supervisory incentives averaged 27% of total compensation, and executive incentives averaged 22%. These percentages vary from year to year based on performance.

COMPENSATION POLICY

         The Company's executive compensation program is designed to achieve the following objectives:

     1. To attract, retain, motivate, and reward executives who have the skills and experience necessary to conceive and implement a successful business strategy.

     2.  To  recognize  the  individual   contributions  of  the  executives  to
stockholder value, as reflected in the profitability of the Company.

     3. To align the interests of the executives with those of the stockholders by linking a significant portion of executive compensation to the value of the Company's Common Stock through the award of stock incentives.

         To  accomplish  these  objectives,   the  Company  has  established  an
executive compensation program consisting of base salary, an annual cash incentive based on Company profitability, and long-term compensation plans which include stock options, stock appreciation rights, restricted stock, and deferred compensation. The Company's policies with respect to each element of the executive compensation program are discussed below.

BASE SALARIES

         To provide competitive base salaries while recognizing individual performance, the Company, with the approval of the Committee, establishes and maintains base salary ranges for salaried personnel. The competitiveness of the salary ranges is reviewed annually with the assistance of an independent consultant and through participation in salary surveys. The surveys used include nationally publicized data from a number of sources, including ECS Top
Management Report, Ernst & Young LLP Executive Compensation Report, Towers Perrin Cash Data Bank and The Conference Board Publication. The survey group is comprised of a broad base of manufacturers in many different industries, including the steel industry. Within this framework, executive salaries are determined based on individual performance, level of responsibility and experience. The salary of the Chief Executive Officer is evaluated solely by the Committee. Salaries for the other Named Executive Officers are recommended by the Chief Executive Officer and reviewed and approved by the Committee. The salaries of the Named Executive Officers are listed in the Summary Compensation Table.

DISCRETIONARY CASH BONUS PLAN

         The Company's Discretionary Cash Bonus Plan, which was established in fiscal 1986, has ensured that a portion of the total compensation of the executive officers is at risk with respect to the profitability of the Company. Under the plan, a bonus pool is created if the Company achieves a minimum return on capital as determined by the Committee ("the threshold return"). If the threshold return is achieved, the amount of the bonus pool is 3.5% of pre-tax earnings. The pool may be higher than 3.5% of pre-tax earnings if return on capital exceeds the threshold return. The amount of the bonus pool is determined according to a formula which corresponds with the Company's actual return on capital for the fiscal year. The plan authorizes adjustment of the pre-tax earnings used in this calculation to exclude the effects of interest expense and a portion of pre-operating and startup losses associated with the commencement of new operations.

         Once the bonus pool is established, individual bonuses are determined based on individual performances. The Committee determines the bonus to be awarded to the Chief Executive Officer using the performance goals established by the Committee under the Chief Executive Officer Incentive Compensation Plan (discussed below). Awards for all other key management, including the other Executive Officers, are recommended by the Chief Executive Officer and reviewed and approved by the Committee.

         The purpose of the cash bonus plan is to link directly a significant portion of executive compensation to Company profitability. Under the plan, executives and other key employees can earn annual cash incentives based upon Company profitability. The plan is intended to motivate executives to increase profitability and to reward them with respect to the Company's success. In keeping with the Company's compensation philosophy and the incentive plans in which the Company's other employees participate, the cash bonus plan provides executives the opportunity to earn significant bonuses, contingent upon profitable results.

         The allocations of bonus amounts among executive officers, while based on individual performance, are determined on a subjective basis. The Committee does not consider on a formal basis particular performance measures, but rather evaluates the overall performance of the individual officer giving due consideration to the Company's performance for the fiscal year.

         Bonus awards for fiscal 1997 will be paid by September 15, 1997, and represent compensation earned for the fiscal year ended June 30, 1997.

LONG TERM INCENTIVE PLANS

         The purpose of the Company's long-term incentive plans discussed below is to promote the Company's continued success by providing financial incentives to executives and other key employees to increase the value of the Company, as reflected in the price of its stock. By providing the opportunity to acquire a significant proprietary interest in the Company, the plans align the interests of the executives with those of the stockholders.

         Under the 1986 Stock Option Plan and the MIP, each of which were approved by the Board of Directors and the stockholders of the Company, the Committee is authorized to make awards of stock options, stock appreciation rights, restricted stock, and other stock related incentives. The Committee has the sole authority to select the officers and other key employees to whom awards may be made under these plans. Since the value of stock options and other stock awards is determined by the price of the Company's Common Stock, the Committee believes these awards benefit stockholders by linking a significant portion of executive compensation to the performance of the Company's stock. In addition, these awards enable the Company to attract and retain key employees and provide a competitive compensation opportunity.

         In fiscal 1997, options were granted under the 1986 Stock Option Plan and the MIP to four of the Named Executive Officers. During fiscal 1997, no Named Executive Officers exercised stock options.

         The SAP, which was approved by the Board of Directors in August 1995 and by the Company's stockholders in October 1995, provides for the issuance of Restricted Stock in lieu of the payment of cash compensation to officers and other key employees selected to participate in the plan. Under this plan, those employees who are under the age of 62 and who participate currently in the discretionary cash bonus plan must accept Restricted Stock in lieu of 10% of their annual cash bonus. In addition, employees who participate in the cash bonus plan may elect to receive Restricted Stock in lieu of cash of up to a maximum of 50% of their annual cash bonus and up to 20% of their base compensation. Eligible employees who are not participants in the discretionary cash bonus plan may elect to receive Restricted Stock in lieu of cash of up to 10% of their incentive compensation under an incentive compensation plan of the Company and up to 10% of their base compensation. The extent of participation in the SAP by the Named Executive Officers is reported in the Summary Compensation Table.

CHIEF EXECUTIVE OFFICER COMPENSATION

         In determining the compensation of the Chief Executive Officer, the Committee is guided by the Company's compensation philosophy, Company performance and competitive practices. Robert A. Garvey, the Company's Chairman of the Board and Chief Executive Officer, is employed under the terms of an Employment Agreement providing for a base salary of $450,000 and certain other benefits. The term of the Agreement is five years, expiring January 5, 2001. Generally, Mr. Garvey is entitled under the Agreement to a cash bonus in the amount of not less than $300,000 for fiscal 1997. In the event of termination without cause, Mr. Garvey would be entitled to (i) exercise all outstanding options which are exercisable or would become exercisable within one year after termination of employment, (ii) continue participation in the Company's pension and welfare benefit plans until the first anniversary of termination of employment, and (iii) receive payment in cash of $2,250,000 less the amount of base salary paid prior to termination. In the event of termination of employment in connection with a change in control of the

Company as defined under the Agreement, Mr. Garvey would be entitled to the same benefits and payments as described for a termination without cause. In the event of termination due to death or disability, Mr. Garvey would be entitled to the one-year acceleration of vesting described above with respect to stock options and continued participation in the Company's pension and welfare benefit plans for a period of one year.

THE CHIEF EXECUTIVE OFFICER INCENTIVE COMPENSATION PLAN

         The Board of Directors has adopted and the stockholders have approved the Birmingham Steel Corporation Chief Executive Officer Incentive Compensation Plan (the "CEO Plan"). The purpose of the CEO Plan is to provide supplementary annual cash compensation to the Company's Chief Executive Officer in order to motivate and retain the Company's Chief Executive Officer and to assist the Company in reaching its financial and strategic objectives. The CEO Plan is intended to be qualified under Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), and the regulations promulgated thereunder, and the CEO Plan was submitted to and approved by the stockholders in order to qualify CEO Plan compensation for exclusion from "applicable employee remuneration" as defined in Section 162(m).

         Section 162(m) of the Code provides generally that no deduction will be allowed to a publicly held corporation for "applicable employee remuneration" with respect to a "covered employee" (which includes the chief executive officer of the corporation) to the extent that the amount of such remuneration for the taxable year with respect to such employee exceeds $1 million. The term "applicable employee remuneration" does not include remuneration payable solely on account of the attainment of one or more performance goals, but only if (i) the performance goals are determined by a compensation committee of the board of directors of the taxpayer corporation which is comprised solely of two or more outside directors, (ii) the material terms under which the remuneration is to be paid, including the performance goals, are disclosed to stockholders and approved by a majority vote of the stockholders in a separate shareholder vote before the payment of such remuneration, and (iii) before any payment of such remuneration, the compensation committee certifies that the performance goals and any other material terms were in fact satisfied. Compensation paid pursuant to the CEO Plan is intended to be qualified for the foregoing exemptive treatment.

         Pursuant to the CEO Plan, no later than 75 days after the end of the Company's fiscal year for which an award is granted (the "Plan Year"), the Chief Executive Officer is entitled to receive a cash bonus award ("Award") based upon the accomplishment of specific performance goals established by the committee appointed by the Board of Directors (which shall be the Compensation and Stock Option Committee) (the "Committee") to administer the Plan. Not later than 90 days after the beginning of each Plan Year, the Committee shall establish the
(i) performance goals for the Plan Year, (ii) the maximum cash value of the Award to be paid to the participant with respect to the Plan Year if all performance goals and other terms for such Plan Year are satisfied (the "Target Award"), and (iii) the method for computing the actual cash amount earned for a Plan Year by the participant if and to the extent that such goals are satisfied. The Target Award to be paid to the participant in a Plan Year may not, however, exceed 200% of the participant's total cash compensation for the given Plan Year. The committee shall establish the objective performance goals based on the following criteria: pre-tax earnings, stock price, return on average capital and safety. Based on the level of achievement of the pre-established performance goals, the cash amount earned for a Plan Year by the participant shall be determined by the Committee for the Plan Year.

SUMMARY

     The Company's executive compensation program encourages executives to increase profitability for stockholder value. The emphasis on incentive compensation for executives is consistent with the pay-for-performance policy applied throughout the Company. The Committee believes this approach provides competitive compensation and is in the best interests of the stockholders.

         The Board of Directors has adopted and recommended for submission to the Company's stockholders for their approval the Birmingham Steel Corporation 1997 Management Incentive Plan (the "1997 Plan"). The 1997 Plan is intended to be a continuation of the Company's incentive compensation program currently provided by the Company's 1986 Stock Option Plan and the MIP. The primary purposes for submitting the 1997 Plan for approval at the 1997 annual meeting of stockholders are to provide sufficient shares for the grant of future awards to officers and key employees of the Company and to comply with certain of the provisions of Section 162(m) of the Code, in order that certain compensation attributable to awards under the Company's management incentive program will qualify as performance-based compensation and therefore not be subject to the limitation on the deductibility of compensation set forth in Section 162(m) of the Code.

                           SUBMITTED BY THE COMPENSATION
                           AND STOCK OPTION COMMITTEE OF
                           THE BOARD OF DIRECTORS:

                           E. Bradley Jones, Chairman
                                Reginald H. Jones
                                George A. Stinson
                               E. Mandell de Windt

                      STOCKHOLDER RETURN PERFORMANCE GRAPH

         Set forth below is a line graph comparing the yearly percentage change in the cumulative total stockholder return on the Company's Common Stock against the cumulative total return of the Standard & Poor's ("S&P") 500 Stock Index and the S&P Steel Industry Group Index for the period of five years commencing on July 1, 1992 and ending on June 30, 1997. The graph assumes that the value of the investment in the Company's Common Stock and each index was $100 on July 1, 1992, and that all dividends were reinvested.












                                 AGENDA ITEM TWO
                   APPROVAL OF 1997 MANAGEMENT INCENTIVE PLAN

         On January 13, 1997, the Board of Directors of the Company approved the adoption of the Birmingham Steel Corporation 1997 Management Incentive Plan (the "1997 Plan"), and recommended that the 1997 Plan be submitted to stockholders for their approval at the 1997 Annual Meeting. The purpose of the 1997 Plan is to enable the Company, its subsidiaries and affiliates to attract and retain employees who contribute to the Company's success and to enable such employees to participate in the long-term success and growth of the Company. The 1997 Plan provides for the award of incentive and non-qualified stock options, stock appreciation rights, restrictive stock and performance awards.

         The 1997 Plan is intended to be a continuation of the Company's incentive compensation program currently provided by the Company's 1986 Stock Option Plan and the MIP. The primary purposes for submitting the 1997 Plan for approval at the 1997 Annual Meeting of stockholders are to provide sufficient shares for the grant of future awards to officers and key employees of the Company and to comply with certain of the provisions of Section 162(m) of the Code, in order that certain compensation attributable to awards under the Company's management incentive program will qualify as performance-based compensation and therefore not be subject to the limitation on the deductibility of compensation set forth in Section 162(m) of the Code.

         The Board of Directors believes that the Company should have shares available to grant awards to certain of its officers and key employees. The Board of Directors believes that the Company and its stockholders significantly benefit from having the Company's key management employees receive such awards, and that the opportunity thus afforded these employees to acquire common stock of the Company is an essential element of an effective management incentive program. The Board of Directors also believes that stock based awards are very valuable in attracting and retaining highly qualified management personnel and in providing additional motivation to management to use their best efforts on behalf of the Company and its stockholders.

         A summary of the major provisions of the 1997 Plan is set forth below. The summary is qualified in its entirety by reference to the 1997 Plan, which is attached to this Proxy Statement as Exhibit "A".

ADMINISTRATION

         The 1997 Plan will be administered by the Committee, which will consist exclusively of individuals who qualify both as "disinterested persons" as defined by Rule 16b-3(d)(3) under the Securities Exchange Act of 1934, and "outside directors" as defined under Section 162(m) of the Internal Revenue Code and the treasury regulations thereunder. The Committee shall have sole authority to select the officers and other key employees to whom grants may be made under the 1997 Plan, to determine the type of incentive awards to be granted to the eligible employee, the number of shares of stock to be covered by each award, and the terms and conditions of awards granted under the 1997 Plan.

SHARES RESERVED UNDER THE 1997 PLAN; LIMITATIONS

         The total number of shares of the Company's common stock authorized and available for distribution under the 1997 Plan shall be 900,000 (subject to appropriate adjustments to reflect changes in the capitalization of the Company). Such shares may consist of authorized and unissued shares or treasury shares. Shares subject to lapsed, forfeited or canceled awards will be available for distribution under the 1997 Plan.

         The maximum number of shares subject to awards which may be granted under the 1997 Plan to any participant in any one year is 100,000 shares (subject to appropriate adjustments to reflect changes in the capitalization of the Company). The purpose of this limitation is to comply with certain of the provisions of Section 162(m) of the Code so that the compensation attributable to stock options granted under the 1997 Plan would qualify for the performance based exclusion in Section 162(m) of the Code and therefore would not be subject to the limit on the deductibility of compensation set forth in Section 162(m) of the Code.

ELIGIBILITY

         Persons eligible for participation in the 1997 Plan shall include officers and other key employees of the Company, its subsidiaries or its affiliates, but excluding any person who serves only as a director of the Company.

STOCK BASED AWARDS

         The 1997 Plan provides for the following types of incentive awards:

         Stock Options. Stock options may be granted either alone or in conjunction with other awards under the 1997 Plan. Stock options granted under the 1997 Plan may be either incentive stock options (as defined under Section 422 of the Code) or non-qualified stock options. To the extent that any stock option fails to qualify as an incentive stock option, it shall constitute a non-qualified stock option.

     The exercise price per share of stock purchaseable pursuant to exercise of a stock option shall be not less than 100% of the fair market value of the stock on the date of grant of the option (or, in the case of a ten percent stockholder, 110%). The term of each stock option shall be fixed by the Committee, but not stock option granted under the 1997 Plan shall be exercisable more than ten (10) years after the date of grant (or, in the case of a ten percent stockholder, five years).

         Stock options will be exercisable at such time or times and subject to such terms and conditions as determined by the Committee. The conditions may include time of service, price of the Company's stock or any other criteria.

         Stock options may be exercised in whole or in part at any time by giving written notice of exercise to the Company and tendering payment in full for the shares. Payment may be made in cash or, if permitted by the Committee, by surrender of shares of stock of the Company owned by the optionee. While stock options are generally non-transferable other than by will or by the laws of descent and distribution, non-qualified stock options may be transferable, in the discretion of the Committee, to family members or trusts or partnerships in which family members are the only partners.

         In the event of termination of an optionee's employment with the Company (or any subsidiary or affiliate), by reason of death or disability, options which were otherwise exercisable at the date of termination of employment may be exercised thereafter by the estate or legal representative of the optionee or the optionee generally for a period of one (1) year from the date of termination of employment or until the expiration of the stated term of the option, whichever period is shorter. In the event of termination of employment by reason of retirement, options which were otherwise exercisable at the date of termination generally may be exercised for a period of one (1) year from the date of termination of employment or expiration of the stated term of the option, whichever period is shorter. If employment is terminated for reasons other than death, disability, or retirement, any option which was otherwise exercisable on the date of termination of employment may be exercised for a period of three (3) months from the date of termination or the balance of the stated term of the option, whichever is shorter, so long as termination of employment was without cause.

         With respect to incentive stock options, the aggregate fair market value of stock subject to option (determined at the time of grant) with respect to which incentive stock options are first exercisable by an optionee during any calendar year under all stock option plans of the Company and its subsidiaries shall not exceed $100,000.

         Stock Appreciation Rights. Stock Appreciation Rights ("SARs") may be granted in conjunction with incentive or non-qualified stock options granted under the 1997 Plan, or may be granted alone. SARs granted in conjunction with stock options shall be exercisable only at such time or times and to the extent that the stock options to which they relate shall be exercisable. Upon the exercise of an SAR, an optionee shall be entitled to receive an amount in cash or shares of common stock equal in value to the excess of the fair market value of one share of stock over the exercise price per share specified in the related option or SAR, multiplied by the number of shares in respect of which the SAR shall have been exercised. The Committee shall have the right to determine the form of payment.

         While SARs are generally non-transferable, other than by will or by the laws of descent and distribution, and are generally exercisable during the participant's lifetime only by the participant, SARs may be transferable to the extent the underlying stock option is transferable.

         Restricted Stock. Shares of Common Stock may be issued either alone or in addition to other awards granted under the 1997 Plan subject to such conditions as may be determined by the Committee ("Restricted Stock"). The Committee may condition the grant of Restricted Stock upon the attainment of specified performance goals or such other criteria as the Committee may determine in its discretion. The Committee shall determine the time or times at which grants of Restricted Stock will be made, the number of shares to be awarded, the recipients of the award, and the price, if any, to be paid for the shares.

         Stock certificates representing Restricted Stock granted to an employee will be registered in the employee's name but will be held by the Company on behalf of the employee until all restrictions attaching to the shares have lapsed, and the participant shall deliver a stock power endorsed in blank to the Company relating to the stock covered by the award. However, the employee will have the right to vote the shares and receive dividends on such shares.

         Subject to additional provisions which may be set by the Committee, all Restricted Stock awards shall provide that the recipient shall not be permitted to sell, transfer, pledge or assign shares of Restricted Stock awarded under the 1997 Plan during the applicable restriction period.

         Upon termination of employment for any reason during the period while restrictions still attach to the Restricted Stock, all shares still subject to restrictions shall be forfeited by the participant and the participant shall only receive the amount, if any, paid by the participant for the forfeited shares. As shares are released from restrictions, a certificate will be delivered to the participant for that number of released shares. In no event shall restrictions, including risk of forfeiture, attach to the Restricted Stock for a term exceeding ten years from the date of the award.

         The  Committee  may,  in  its  discretion,   accelerate  or  waive  any
restrictions attaching to Restricted Stock in whole or in part based upon performance or such other factors as the Committee may determine, including special hardship circumstances.

         Performance Awards. The 1997 Plan authorizes the grant of performance awards to employees payable in either stock or cash or a combination thereof, in the sole discretion of the Committee ("Performance Award"). Generally, the Committee will establish achievement objectives for an employee to whom a Performance Award has been granted. The Committee shall determine to whom the award will be made, the length of the performance period, conditions and terms of performance goals and the manner of payment of the Performance Award. Generally, the period during which achievement objectives must be attained will not be less than one year nor more than five years. If at the end of the performance period the specified objectives have been attained, the employee will be deemed to have fully earned the Performance Award. If such objectives have not been fully attained, the employee may be deemed to have earned a portion of the Performance Award and be eligible to receive a portion of the total award, as determined by the Committee. If the Committee in its discretion sets a required minimal level of achievement which is not attained during the performance period, the employee is entitled to no portion of the Performance Award. An employee granted a Performance Award who terminates employment by reason of death, disability or retirement before the end of the performance period will be entitled to receive a portion of any earned Performance Award. Termination of employment for any other reason will result in a forfeiture of all rights to the Performance Award. Unless otherwise determined by the Committee, Performance Awards are intended to qualify as performance-based compensation for purposes of Section 162(m) of the Internal Revenue Code and the treasury regulations thereunder.

LOAN PROVISIONS

         With the consent of the Committee, the Company may make or arrange for a loan to an employee with respect to the exercise of any stock option granted under the 1997 Plan or with respect to the payment of any purchase price required in respect of any Restricted Stock award. The Committee shall have full authority to determine the amount, terms and conditions of any such loan, including interest rates, payment schedules and default provisions.

AMENDMENTS

         The Board at any time may amend, alter or discontinue the 1997 Plan, but no such amendment, alteration or discontinuation shall be made which would impair rights previously granted to any participant in the 1997 Plan without his or her consent, or which, without the approval of the Company's stockholders would (1) increase the total number of shares reserved to the 1997 Plan, (2) decrease the exercise price of any option to less than 100% of the fair market value of the Company's shares on the date of grant, (3) change the class of participants eligible to participate in the 1997 Plan, or (4) extend the maximum term of a stock option granted under the 1997 Plan.

         The Committee may amend the terms of any award or option previously granted under the 1997 Plan, but no such amendment shall impair the rights of any holder without his or her consent.

PROVISION RELATING TO A CHANGE OF CONTROL

         In the event of a Change of Control or a Potential Change of Control (as defined in the 1997 Plan), any SARs and any stock options awarded under the 1997 Plan which were not previously exercisable and vested shall immediately fully vest and shall become exercisable as of the date of such Change of Control or Potential Change of Control or six months after the date of the award of the SAR or stock option, whichever is later, and the restrictions and deferral limitations applicable to any Restricted Stock award made under the 1997 Plan shall lapse and such shares shall be deemed fully vested, except that the Restricted Stock may not be sold or transferred until the expiration of six months from the date of grant of the Restricted Stock. The value of all outstanding stock options, SARs, Restricted Stock or Performance Awards shall, to the extent determined by the Committee, be cashed out on the basis of the "Change of Control Price" as of the date of the Change of Control or Potential Change of Control, unless another date is determined by the Committee. Then Change of Control of Control Price shall mean the highest price per share paid in any transaction reported on the New York Stock Exchange composite tape with respect to the Company's shares, or paid or offered in any transaction relating to the potential or actual Change of Control at any time during the preceding 60 days, as determined by the Committee, except that in the case of incentive stock options and SARs granted in conjunction with incentive stock options, such price shall be based only on transactions reported for the date on which the Committee decides to cash out such options.

CHANGES AFFECTING COMPANY'S CAPITAL

         In the event of certain changes in the Company's capital structure, including any merger, reorganization, consolidation, recapitalization or stock dividend, the Board of Directors will have the power to adjust the number and kinds of shares covered by outstanding awards and to make other adjustments in awards under the 1997 Plan as it deems appropriate.

EFFECTIVE DATE OF PLAN; TERM

         The 1997 Plan became effective as of the date it was adopted by the Company's Board of Directors, subject to approval by a majority vote of the Company's stockholders within 12 months after its adoption, and any awards granted prior to such approval shall be subject to such approval. No award under the 1997 Plan may be granted on or after the tenth anniversary of the date of stockholder approval of the 1997 Plan.

DISCUSSION OF FEDERAL INCOME TAX CONSEQUENCES

         The following statements are based on current interpretations of existing Federal income tax laws. The law is technical and complex and the statements represent only a general summary of some of the applicable provisions.

         Stock Options. There are no Federal income tax consequences either to the optionee or to the Company upon the grant of a stock option. On exercise of an incentive stock option, the optionee will not recognize any income and the Company will not be entitled to a deduction for regular tax purposes, although such exercise may give rise to liability for the optionee under the alternative minimum tax provisions of the Code. Generally, if the optionee disposes of shares acquired upon exercise of an incentive stock option within two years of the date of grant or one year of the date of exercise, the optionee will recognize compensation income and the Company will be entitled to a deduction for tax purposes in the amount equal to the excess of the fair market value of the shares on the date of exercise over the option exercise price (or the gain on sale, if less). Otherwise, the Company will not be entitled to any deduction for tax purposes upon disposition of such shares, and the entire gain or loss for the optionee will be treated as a capital gain or loss. On exercise of a non-qualified stock option, the amount by which the fair market value of the shares on the date of exercise exceeds the option exercise price will be taxable to the optionee as compensation income and will be deductible for tax purposes by the Company. The disposition of shares acquired upon exercise of a non-qualified stock option will generally result in a capital gain or loss for the optionee, but will have no further tax consequences for the Company.

         Stock Appreciation Rights. The grant of an SAR generally does not result in income to the grantee or in a deduction for the Company. Upon the exercise of an SAR, the grantee will recognize ordinary income and the Company will be entitled to a tax deduction measured by the fair market value of the shares plus any cash received.

         Restricted Stock. The grant of restricted stock generally does not result in income to the grantee or in a deduction for the Company, assuming the shares transferred are subject to restrictions which constitute a "substantial risk of forfeiture" and the grantee does not make a special tax election. If there are no such restrictions and no special tax election, the grantee would recognize compensation income upon receipt of the shares. Dividends paid to the grantee while the stock is subject to such restrictions, absent a special tax election, would be treated as compensation for Federal income tax purposes. At the time the restrictions lapse, the grantee would recognize compensation income for the difference between the fair market value and the price paid, if any, and the Company would be entitled to a tax deduction of an equal amount.

         Performance Awards. The grant of performance award generally does not result in income to the grantee or in a deduction for the Company. Upon the receipt of cash or shares of common stock under a performance unit, the grantee will recognize compensation income and the Company will be entitled to a tax deduction measured by the fair market value of the shares plus any cash received by the grantee.

VOTE REQUIRED AND BOARD OF DIRECTOR RECOMMENDATION

         The affirmative vote of a majority of the votes present or represented by proxy and entitled to vote at the annual meeting of stockholders, at which a quorum representing a majority of all outstanding shares of common stock the Company is present and voting, either in person or by proxy, is required for approval of this proposal. Abstentions will each be counted as present for purposes of determining the presence of a quorum, but will have the same effect as a negative vote on this proposal.

     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR THE APPROVAL OF THE 1997 MANAGEMENT INCENTIVE PLAN.


                                AGENDA ITEM THREE
                    APPROVAL AND RATIFICATION OF SELECTION OF AUDITORS

         The Board of Directors of the Company has, subject to approval and ratification by the stockholders, selected Ernst & Young LLP as independent auditors for the Company for the fiscal year ending June 30, 1998. The Company has been informed that neither Ernst & Young LLP nor any of its partners has any direct or indirect financial interest in the Company or any of its subsidiaries, or has had any connection with the Company or any of its subsidiaries in the capacity of promoter, underwriter, voting trustee, director, officer or employee.

     A representative of Ernst & Young LLP is expected to be present at the Annual Meeting. Such representative will have the opportunity to make a statement if he desires to do so and will be available to respond to appropriate questions.

         The affirmative vote of a majority of shares present in person or represented by proxy at the Annual Meeting and entitled to vote on the matter shall be required to approve the selection of Ernst & Young LLP as independent auditors.

         THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR THE APPROVAL AND RATIFICATION OF THE SELECTION OF ERNST & YOUNG LLP AS THE COMPANY'S INDEPENDENT AUDITORS.


                  STOCKHOLDER PROPOSALS FOR 1998 ANNUAL MEETING

         Any proposal by stockholders of the Company intended to be presented at the Company's next Annual Meeting of Stockholders must be received, in proper form by the Company at its principal office for inclusion in the Company's Proxy Statement and form of proxy relating to such Annual Meeting, no later than May 13, 1998.

                                     GENERAL

         The Board of Directors of the Company is not aware of any matters other than the aforementioned matters that will be presented for consideration at the Annual Meeting. If other matters properly come before the Annual Meeting, it is the intention of the persons named in the enclosed proxy to vote thereon in accordance with their best judgment.

         The cost of preparing, printing and mailing this Proxy Statement and of the solicitation of proxies by the Company will be borne by the Company. Solicitation will be made by mail and, in addition, may be made by directors, officers and employees of the Company personally, or by telephone or telegram. The Company will request brokers, custodians, nominees and other like parties to forward copies of proxy materials to beneficial owners of stock and will reimburse such parties for their reasonable and customary charges or expenses in this connection.

         The Company will provide to any stockholder of record, without charge, upon written request to its Corporate Secretary, a copy of the Company's Annual Report on Form 10-K for the fiscal year ended June 30, 1997.

     IT IS IMPORTANT THAT PROXIES BE RETURNED PROMPTLY. THEREFORE, STOCKHOLDERS WHO DO NOT EXPECT TO ATTEND THE MEETING IN PERSON ARE URGED TO EXECUTE AND RETURN THE ENCLOSED PROXY IN THE REPLY ENVELOPE PROVIDED.

                                    By Order of the Board of Directors,


                                    Catherine W. Pecher
                                    Vice President and Secretary

                                    September 12, 1997



BIRMINGHAM STEEL CORPORATION

         This Proxy is solicited on behalf of the Board of Directors for use at the 1997 Annual Meeting of Stockholders to be held on October 14, 1997. The undersigned hereby appoints Robert A. Garvey and Catherine W. Pecher, and each of them, attorneys and proxies with full power of substitution, to vote in the name of and as proxy for the undersigned at the Annual Meeting of Stockholders of Birmingham Steel Corporation to be held on Tuesday, October 14, 1997, at 10:00 a.m. local time at The New York Palace, 455 Madison Avenue, New York, New York, and at any adjournment thereof, according to the number of votes that the undersigned would be entitled to cast if personally present.

     (1) To elect the following nominees as directors to serve until the next Annual Meeting of Stockholders and until their successors are elected and qualified: Robert A. Garvey; E. Mandell de Windt; C. Stephen Clegg; George A. Stinson; E. Bradley Jones; Harry Holiday, Jr.; Reginald H. Jones; William J. Cabaniss, Jr.; T. Evans Wyckoff; and Robert D. Kennedy.

     ( ) FOR all nominees listed above (except as indicated to the contrary below) ( )

WITHHOLD AUTHORITY



(2)      To approve the 1997 Management Incentive
Plan, attached as Exhibit "A" to the Proxy
Statement.

        ( ) FOR    ( ) AGAINST    ( )  ABSTAIN

(3) To approve and ratify the selection of Ernst & Young LLP as the independent auditors for the Company and its subsidiaries for the fiscal year ending June 30, 1998.

        ( ) FOR    ( ) AGAINST    ( )  ABSTAIN

(4) To consider and take action upon such other matters as may properly come before the meeting or adjournments or postponements thereof.

PROPERLY EXECUTED PROXIES WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED. IF NO SUCH DIRECTIONS ARE GIVEN, SUCH PROXIES WILL BE VOTED FOR ALL NOMINEES REFERRED TO IN PARAGRAPH (1) AND FOR THE PROPOSITIONS REFERRED TO IN PARAGRAPHS (2) AND (3).

The undersigned revokes any prior proxies to vote the shares covered by this proxy.



Signature



Signature

Date:                                       , 1997

(This Proxy should be marked, dated and signed by the stockholder(s) exactly as his or her name appears hereon, and returned promptly in the enclosed envelope. Persons signing in a fiduciary capacity should so indicate. If shares are held by joint tenants or as community property, both should sign.) PLEASE COMPLETE, DATE, SIGN AND RETURN THIS PROXY PROMPTLY. This Proxy, when properly executed, will be voted in accordance with the directions given by the stockholder. If no direction is made, it will be voted FOR

Proposals 1, 2 and 3 and as the proxies deem advisable on such other matters as may come before the meeting.





                                    EXHIBIT A

                          BIRMINGHAM STEEL CORPORATION
                         1997 MANAGEMENT INCENTIVE PLAN

SECTION 1. GENERAL PURPOSE OF PLAN:
DEFINITIONS.

         The name of this plan is the Birmingham Steel Corporation 1997 Management Incentive Plan (the "Plan"). The purpose of the Plan is to enable Birmingham Steel Corporation (the "Company") and its Subsidiaries and Affiliates to attract and retain employees who contribute to the Company's success by their ability, ingenuity and industry, and to enable such employees to participate in the long-term success and growth of the Company through an equity interest in the Company.

         For purposes of the Plan, the following terms shall be defined as set forth below:

     a.   "Affiliate"   means  any   corporation   (other  than  a  Subsidiary),
partnership, joint venture or any other entity in which the Company owns, directly or indirectly, at least a 10 percent beneficial ownership interest.

     b. "Board" means the Board of Directors of the Company.

     c. "Cause" means a felony conviction of a participant or the failure of a participant to contest prosecution for a felony, or a participant's willful misconduct or dishonesty which is harmful to the business or reputation of the Company or any Subsidiary or Affiliate.

     d. "Code" means the Internal Revenue Code of 1986, as amended, or any successor thereto.

     e. "Committee"  means a committee of the Board appointed for the purpose of
administering   the  Plan,   which  committee   shall  consist   exclusively  of
Disinterested Persons.

     f. "Commission" means the Securities and Exchange Commission.

     g. "Company" means Birmingham Steel Corporation, a corporation organized under the laws of the State of Delaware (or any successor corporation).

     h. "Disability" means total and permanent disability as determined under the Company's long term disability program.

     i. "Disinterested Person" shall mean a member of the Company's Board who satisfies the requirements for being (i) a "disinterested person" within the meaning set forth in Rule 16b-3(b)(3) as promulgated by the Commission under the Exchange Act, or any successor definition adopted by the Commission, and (ii) an "outside director" within the meaning set forth in Section 162(m) of the Code and the treasury regulations promulgated thereunder, as amended from time to time.

     j. "Early Retirement" means retirement from active employment with the Company, any Subsidiary and any Affiliate on or after the date on which a participant reaches the age of fifty-five (55) but before the date on which the participant reaches the age of sixty-five (65).

     k. "Exchange Act" means the Securities Exchange Act of 1934, as amended, and any successor thereto.

     l. "Fair Market Value" means, as of any given date, the closing price of the Stock on such date (or if no transactions were reported on such date on the next preceding date on which transactions were so reported) on the New York Stock Exchange Composite Tape or if the Stock is not on such date listed on the New York Stock Exchange, in the principal market in which such Stock is traded on such date.

     m. "Incentive Stock Option" means any Stock Option intended to be and designated as an "incentive stock option" within the meaning of Section 422 of the Code.

     n. "Non-Qualified Stock Option" means any Stock Option that is not an Incentive Stock Option.

     o. "Normal Retirement" means retirement from active employment with the Company, any Subsidiary, and any Affiliate on or after the date on which a participant reaches the age of sixty-five (65).

     p. "Performance Award" means an award of shares of Stock or cash to the executives pursuant to Section 8 contingent upon achieving certain performance goals.

     q. "Plan" means this 1997 Management Incentive Plan.

     r. "Restricted Stock" means an award of shares of Stock that are subject to restrictions under Section 7 hereof.

     s. "Retirement" means Normal or Early Retirement.

     t. "Stock" means the Common Stock of the Company.

     u. "Stock Appreciation Right" means a right granted under Section 6 hereof, which entitles the holder to receive a cash payment or an award of Stock in an amount equal to the difference between (i) the Fair Market Value of the Stock covered by such right at the date the right is granted, unless otherwise determined by the Committee pursuant to Section 6 and (ii) the Fair Market Value of the Stock covered by such right at the date the right is exercised multiplied by the number of shares covered by the right.

     v. "Stock Option" means any option to purchase shares of Stock granted to employees pursuant to Section 5.

     w. "Subsidiary" means any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company if each of the corporations (other than the last corporation in the unbroken chain) owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in the chain.

     x. "Ten Percent Shareholder" means a person who owns (after taking into account the attribution rules of Code Section 424(b)) more than ten percent (10%) of the total combined voting power of all classes of stock of the Company.

SECTION 2. ADMINISTRATION.

         The Plan shall be administered by the Committee which shall at all times consist of not less than three Disinterested Persons.

         The Committee shall have the power and authority to grant to eligible employees, pursuant to the terms of the Plan: (i) Stock Options; (ii) Stock Appreciation Rights; (iii) Restricted Stock; or (iv) Performance Awards.

         In particular, the Committee shall have the authority:

         (i) to select the officers and other key employees of the Company, its Subsidiaries, and its Affiliates to whom Stock Options, Stock Appreciation Rights, Restricted Stock, or Performance Awards or a combination of the foregoing from time to time will be granted hereunder;

         (ii) to determine whether and to what extent Incentive Stock Options, Non-Qualified Stock Options, Stock Appreciation Rights, Restricted Stock, or Performance Awards or a combination of the foregoing, are to be granted hereunder;

         (iii) to determine the number of shares of Stock to be covered by each such award granted hereunder;

         (iv) to determine the terms and conditions, not inconsistent with the terms of the Plan, of any award granted hereunder including, but not limited to, any restriction on any Stock Option or other award and/or the shares of Stock relating thereto based on performance and/or such other factors as the Committee may determine, in its sole discretion, and any vesting features based on performance and/or such other factors as the Committee may determine, in its sole discretion;

         (v) to determine whether, to what extent and under what circumstances Stock and other amounts payable with respect to an award under this Plan shall be deferred either automatically or at the election of a participant, including providing for and determining the amount (if any) of deemed earnings on any deferred amount during any deferral period.

         Subject to Section 10, the Committee shall have the authority to adopt, alter and repeal such administrative rules, guidelines and practices governing the Plan as it shall, from time to time, deem advisable; to interpret the terms and provisions of the Plan and any award issued under the Plan (and any agreements relating thereto); and to otherwise supervise the administration of the Plan.

         Unless otherwise expressly provided in the Plan, all designations, determinations, interpretations, and other decisions under or with respect to the Plan or any award hereunder shall be within the sole discretion of the Committee, may be made at any time, and shall be final, conclusive, and binding upon all persons, including the Company, any employee, any holder or beneficiary of any award granted hereunder and any shareholder.

SECTION 3.  STOCK SUBJECT TO PLAN.

         The total number of shares of Stock reserved and available for distribution under the Plan shall be 900,000 (subject to appropriate adjustments to reflect changes in the capitalization of the Company). Such shares may consist, in whole or in part, of authorized and unissued shares or treasury shares.

         The maximum number of shares subject to awards which may be granted under the Plan to any individual in any one year is 100,000 (subject to appropriate adjustments to reflect changes in the capitalization of the Company).

         If any shares of Stock that have been subject to Stock Options cease to be subject to Stock Options, or if any shares subject to any Restricted Stock award granted hereunder are forfeited or such award is otherwise terminated, such shares shall again be available for distribution in connection with future awards under the Plan.

         In  the   event   of   any   merger,   reorganization,   consolidation,
recapitalization, stock dividend, or other change in corporate structure affecting the Stock, a substitution or adjustment shall be made in the aggregate number of shares reserved for issuance under the Plan, in the number and option price of shares subject to outstanding Stock Options granted under the Plan and in the number of shares subject to Restricted Stock awards granted under the Plan as may be determined to be appropriate by the Committee, in its sole discretion, provided that the number of shares subject to any award shall always be a whole number. Such adjusted option price shall also be used to determine the amount payable by the Company upon the exercise of any Stock Appreciation Right associated with any Stock Option.

SECTION 4.  ELIGIBILITY.

         Officers and other key employees of the Company, its Subsidiaries or its Affiliates (but excluding members of the Committee and any person who serves only as a director) who are responsible for or contribute to the management, growth and/or profitability of the business of the Company, its Subsidiaries, or its Affiliates, are eligible to be granted Stock Options, Stock Appreciation Rights, Restricted Stock or Performance Awards. The optionees and participants under the Plan shall be selected from time to time by the Committee, in its sole discretion, from among those eligible, and the Committee shall determine, in its sole discretion, the number of shares covered by each award or grant.

SECTION 5.  STOCK OPTIONS.

         Stock Options may be granted either alone or in addition to other awards granted under the Plan. Any Stock Option granted under the Plan shall be in such form as the Committee may from time to time approve, and the provisions of Stock Option awards need not be the same with respect to each optionee.

     The Stock Options granted under the Plan may be of two types: (i) Incentive Stock Options and (ii) Non-Qualified Stock Options.

         The Committee shall have the authority to grant any optionee Incentive Stock Options, Non-Qualified Stock Options, or both types of Stock Options (in each case with or without Stock Appreciation Rights) except that Incentive Stock Options shall not be granted to employees of an Affiliate. To the extent that any Stock Option does not qualify as an Incentive Stock Option, it shall constitute a separate Non-Qualified Stock Option.

         Except as provided in Section 5(j) hereof, no term of this Plan relating to Incentive Stock Options shall be interpreted, amended or altered, nor shall any discretion or authority granted under the Plan be so exercised, so as to disqualify either the Plan or any Incentive Stock Option under Section 422 of the Code. Notwithstanding the foregoing, in the event an optionee voluntarily disqualifies an option as an Incentive Stock Option within the meaning of
Section 422 of the Code, the Committee may, but shall not be obligated to, make such additional grants, awards or bonuses as the Committee shall deem appropriate, to reflect the tax savings to the Company which results from such disqualification.

         Stock Options granted under the Plan shall be subject to the following terms and conditions and shall contain such additional terms and conditions, not inconsistent with the terms of the Plan, as the Committee shall deem desirable:

     (a) Option Price. The option price per share of Stock purchasable under a Stock Option shall be determined by the Committee at the time of grant but shall not be less than 100% of the Fair Market Value of the Stock on the date of the grant of the Stock Option; provided, however, if the Option is an Incentive Stock Option granted to a Ten Percent Share-holder, the option price for each share of Stock subject to such Incentive Stock Option shall be no less than one hundred ten percent (110%) of the Fair Market Value of a share of Stock on the date such Incentive Stock Option is granted.

         (b) Option Term. The term of each Stock Option shall be fixed by the Committee, provided that no Stock Option which is granted to a Ten Percent Shareholder shall be exercisable more than five (5) years after the date such Stock Option is granted and that no Stock Option which is granted to an optionee that is not a Ten Percent Shareholder shall be exercisable more than ten (10) years after the date such Stock Option is granted.

         (c) Exercisability. Subject to paragraph (j) of this Section 5 with respect to Incentive Stock Options, Stock Options shall be exercisable at such time or times and subject to such terms and conditions, including, without limitation, vesting conditions tied to Stock price or other criteria, as shall be determined by the Committee at grant. If the Committee provides, in its discretion, that any Stock Option is exercisable only in installments, the Committee may waive such installment exercise provision at any time in whole or in part based on performance and/or such other factors as the Committee may determine in its sole discretion.

         (d) Method of Exercise. Stock Options may be exercised in whole or in part at any time during the option period, by giving written notice of exercise to the Company specifying the number of shares to be purchased, accompanied by payment in full of the purchase price, in cash, by check or such other instrument as may be acceptable to the Committee. As determined by the Committee, in its sole discretion, at or after grant, payment in full or in part  may  also be made in the  form of  unrestricted  Stock owned by the optionee or, in the case of the exercise of a Non-Qualified Stock Option, Restricted Stock subject to an award hereunder may be used for payment (based, in each case, on the Fair Market Value of the Stock on the date the option is exercised, as determined by the Committee). If payment of the option exercise price of a Non-Qualified Stock Option is made in whole or in part with shares of Restricted Stock the shares received upon the exercise of such Stock Option shall be restricted or deferred, as the case may be, in accordance with the original term of the Restricted Stock award in question, except that the Committee may direct that such restrictions or deferral provisions shall apply only to the number of such shares equal to the number of shares of Restricted Stock surrendered upon the exercise of such option. No shares of unrestricted Stock shall be issued until full payment therefor has been made. An optionee shall have the rights to dividends or other rights of a stockholder with respect to shares subject to the option when the optionee has given written notice of exercise and has paid in full for such shares.

         (e) Non-transferability of Options. Except as otherwise set forth in this Section 5(e), no Stock Option shall be transferable by the Optionee otherwise than by will or by the laws of descent and distribution. All Stock Options shall be exercisable, during the optionee's lifetime, only by the optionee. The Committee shall have the discretionary authority, however, to grant Non-Qualified Stock Options which would be transferable to members of an optionee's immediate family (which shall include, for purposes of this section, spouses and children and grandchildren, whether natural or adopted), and to trusts for the benefit of such family members and partnerships in which such family members are the only partners. For purposes of paragraphs (f),
         (g), (h) and (i) of this Section 5, a transferred option may be exercised by the transferee only to the extent that the optionee would have been entitled had the option not been transferred.

         (f) Termination of Employment by Reason of Death. Unless otherwise determined by the Committee, if any optionee's employment with the Company, any Subsidiary, and any Affiliate terminates by reason of death, the Stock Option may thereafter be immediately exercised, to the extent then exercisable (or on such accelerated basis as the Committee shall determine at or after grant), by the legal representative of the estate or by the legatee of the optionee under the will of the optionee, for a period of one (1) year from the date of such death or until the expiration of the stated term of such Stock Option, whichever period is the shorter.

         (g) Termination of Employment by Reason of Disability. Unless otherwise determined by the Committee, if any optionee's employment with the Company, and Subsidiary and any Affiliate terminates by reason of Disability, any Stock Option held by such optionee may thereafter be exercised, to the extent it was exercisable at the time of termination due to Disability (or on such accelerated basis as the Committee shall determine at or after grant), but may not be exercised after one (1) year from the date of such termination of employment or the expiration of the stated term of such Stock Option, whichever period is the shorter; provided, however, that, if the optionee dies within such one-year period, any unexercised Stock Option held by such optionee shall thereafter be exercisable to the extent to which it was exercisable at the time of death for a period of twelve months from the date of such death or for the stated term of such Stock Option, whichever period is the shorter. In the event of termination of employment by reason of Disability, if an Incentive Stock Option is exercised after the expiration of the exercise periods that apply for purposes of Section 422 of the Code, such Stock Option will thereafter be treated as a Non-Qualified
         Stock Option.

         (h) Termination of Employment by Reason of Retirement. Unless otherwise determined by the Committee, if any optionee's employment with the Company, any Subsidiary and any Affiliate terminates by reason of Normal or Early Retirement, any Stock Option held by such optionee may thereafter be exercised to the extent it was exercisable at the time of such Retirement (or on such accelerated basis as the Committee shall determine at or after grant), but may not be exercised after one (1) year from the date of such termination of employment or the expiration of the stated term of such Stock Option, whichever period is the shorter; provided, however, that if the optionee dies within such one-year period any unexercised Stock Option held by such optionee shall thereafter be exercisable, to the extent to which it was exercisable at the time of death, for a period of twelve months from the date of such death or for the stated term of the Stock Option, whichever period is the shorter. In the event of termination of employment by reason of Retirement, if an Incentive Stock Option is exercised after the exercise periods that apply for purposes of Section 422 of the Code, such Stock Option will thereafter be treated as a Non-Qualified Stock Option.

         (i) Other Termination of Employment. Unless otherwise determined by the Committee, if an optionee's employment with the Company, any Subsidiary and any Affiliate terminates for any reason other than death, Disability or Retirement, the Stock Option shall thereupon terminate, except that such Stock Option may be exercised for the lesser of three months from the date of termination or the balance of such Stock Option's term if the optionee's employment with the Company, and Subsidiary and any Affiliate is involuntarily terminated by the optionee's employer without Cause.

         (j) Limit on Value of Incentive Stock Option First Exercisable Annually. The aggregate Fair Market Value (determined at the time of grant) of the Stock for which Incentive Stock Options are exercisable for the first time by an optionee during any calendar year under the Plan (and/or any other stock option plans of the Company, any Subsidiary and any Affiliate) shall not exceed $100,000.


SECTION 6.  STOCK APPRECIATION RIGHTS.

         (a) Grant and Exercise When Granted in Conjunction With Stock Options. Stock Appreciation Rights may be granted in conjunction with all or part of any Stock Option granted under the Plan and may contain terms and conditions different from those of the related Stock Option, except as otherwise provided below. In the case of a Non-Qualified Stock Option, such rights may be granted either at or after the time of the grant of such Non-Qualified Stock Option. In the case of an Incentive Stock Option, such rights may be granted only at the time of the grant of such Incentive Stock Option.

         A Stock Appreciation Right or applicable portion hereof granted with respect to a given Stock Option shall terminate and no longer be exercisable upon the termination or exercise of the related Stock Option, except that, unless otherwise provided by the Committee at the time of grant, a Stock Appreciation Right granted with respect to less than the full number of shares covered by a related Stock Option shall only be reduced if and to the extent that the number of shares covered by the exercise or termination of the related Stock Option exceeds the number of shares not covered by the Stock Appreciation Right.

         A Stock Appreciation Right may be exercised by an optionee, in accordance with paragraph (c) of this Section 6, by surrendering the applicable portion of the related Stock Option. Upon such exercise and surrender, the optionee shall be entitled to receive an amount determined in the manner prescribed in paragraph (c) of this Section 6. Stock Options which have been so surrendered, in whole or in part, shall no longer be exercisable to the extent the related Stock Appreciation Rights have been exercised.

(b) Grant and Exercise When Granted Alone. Stock Appreciation Rights may be granted at the discretion of the Committee in a manner not related to an award of a Stock Option. The Stock Appreciation Right, granted under Section 6(b), shall be exercisable in accordance with Section 6(c) over a period not to exceed ten years. Any Stock Appreciation Right which is outstanding on the last day of the exercisable period shall be automatically exercised on such date for cash or Common Stock, as determined by the Committee, without any action by the holder.

(c) Terms and Conditions. Stock Appreciation Rights shall be subject to such terms and conditions, not inconsistent with the provisions of the Plan, as shall be determined from time to time by the Committee, including the following:

         (i) Stock Appreciation Rights granted pursuant to Section 6(a) shall be exercisable only at such time or times and to the extent that the Stock Options to which the Stock Appreciation Rights relate shall be exercisable in accordance with the provisions of Section 5 and this Section 6 of the Plan.

                  (ii) Upon the exercise of a Stock Appreciation Right granted pursuant to Section 6(a), an optionee shall be entitled to receive an amount in cash or shares of Stock equal in value to the excess of the Fair Market Value of one share of Stock over the option price per share specified in the related Stock Option multiplied by the number of shares in respect of which the Stock Appreciation Right shall have been exercised, with the Committee having the right to determine the form of payment. Upon the exercise of a Stock Appreciation Right granted pursuant to Section 6(b), the holder shall be entitled to receive an amount in cash or shares of Stock equal in value to the excess of the Fair Market Value of one share of Stock over the Fair Market Value of one share of Stock at the date the Stock Appreciation Right was granted multiplied by the number of shares in respect of which the Stock Appreciation Right shall have been exercised, with the Committee having the right to determine the form of payment.

                  (iii) Stock Appreciation Rights shall be transferable only when and to the extent that any underlying Stock Option would be transferable under paragraph (e) of Section 5 of the Plan. Otherwise, Stock Appreciation Rights shall not be transferable by the holder other than by will or the laws of descent and distribution. Except as set forth above, all Stock Appreciation Rights shall be exercisable, during the holder's lifetime, only by the holder.

                  (iv) Upon the exercise of a Stock Appreciation Right granted pursuant to Section 6(a), the Stock Option, or part thereof to which such Stock Appreciation Right is related, shall be deemed to have been exercised for the purpose of the limitation set forth in Section 3 of the Plan on the number of shares of Stock to be issued under the Plan.

                  (v) A Stock Appreciation Right granted in connection with an Incentive Stock Option pursuant to Section 6(a) may be exercised only if and when the market price of the Stock subject to the Incentive Stock Option exceeds the exercise price of such Stock Option.

                  (vi) In its sole discretion, the Committee may provide, at the time of grant of a Stock Appreciation Right under this Section 6, that such Stock Appreciation Right can be exercised only in the event of a "Change of Control" and/or a "Potential Change of Control" (as defined in Section 12 below).

                  (vii) The Committee, in its sole discretion, may also provide that in the event of a "Change of Control" and/or a "Potential Change of Control" (as defined in Section 12 below) the amount to be paid upon the exercise of a Stock Appreciation Right shall be based on the "Change of Control Price" (as defined in Section 12 below).

                  (viii) Any exercise by a participant of all or a portion of a

         Stock Appreciation Right for cash, may only be made during the period beginning on the third business day following the date of the Company's release of its quarterly or annual summary statements of sales and earnings to the public and ending on the twelfth business day following such date; provided, however, that the foregoing shall not apply to any exercise by a participant of a Stock Appreciation Right for cash where the date of exercise is automatic or fixed in advance under the Plan and is outside the control of the participant.

SECTION 7.  RESTRICTED STOCK.

         (a) Administration. Shares of Restricted Stock may be issued either alone or in addition to other awards granted under the Plan. The Committee shall determine the officers and key employees of the Company and its Subsidiaries and Affiliates to whom, and the time or times at which, grants of Restricted Stock will be made, the number of shares to be awarded, the price, if any, to be paid by the recipient of Restricted Stock (subject to Section 7(b) hereof), the time or times within which such awards may be subject to forfeiture, and all other conditions of the awards. However, in no event shall any restriction, including risk of forfeiture, attach to the Restricted Stock for a term to exceed ten years from the date such Stock was granted. The Committee may also condition the grant of Restricted Stock upon the attainment of specified performance goals, or such other criteria as the Committee may determine, in its sole discretion. The provisions of Restricted Stock awards need not be the same with respect to each recipient.

         (b) Awards and Certificates. The prospective recipient of an award of shares of Restricted Stock shall not have any rights with respect to such award, unless and until such recipient has executed an agreement evidencing the award (a "Restricted Stock Award Agreement") and has delivered a fully executed copy thereof to the Company, and has otherwise complied with the then applicable terms and conditions.

                  (i)      Awards of Restricted Stock must
         be accepted within a period of 60 days (or such shorter period as the Committee may specify) after the award date by executing a Restricted Stock Award Agreement and paying whatever price, if any, is required.

                  (ii) Each participant who is awarded Restricted Stock shall be issued a stock certificate in respect of such shares of Restricted Stock.

         Such certificate shall be registered in the name of the participant, and shall bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such award, substantially in the following form:

                           "The  transferability  of  this  certificate  and the
                  shares of stock represented hereby are subject to the terms and conditions (including forfeiture) of the Birmingham Steel Corporation 1997 Management Incentive Plan and a Restricted Stock Agreement entered into between the registered owner and Birmingham Steel Corporation. Copies of such Plan and Agreement are on file in the offices of Birmingham Steel Corporation, 1000 Urban Center Drive, Suite 300, Birmingham, Alabama 35242-2516."

                  (iii) The Committee shall require that the stock certificates evidencing such shares be held in custody by the Company until the restrictions thereon shall have lapsed, and that, as a condition of any Restricted Stock award, the participant shall have delivered a stock power, endorsed in blank, relating to the Stock covered by such award.

     (c) Restrictions and Conditions. The shares of Restricted Stock awarded pursuant to this Section 7 shall be subject to the following restrictions and conditions:

     (i) Subject to the provisions of this Plan and Restricted Stock Award Agreements, during the period established by the Committee in which the Restricted

         Stock is subject to forfeiture (the "Restriction Period"), the participant shall not be permitted to sell, transfer, pledge or assign shares of  Restricted  Stock awarded  under the Plan.  Within these limits,  the
Committee may, in its sole discretion, provide for the lapse of such restrictions in installments and may accelerate or waive such restrictions in whole or in part based on performance and/or such other factors as the Committee may determine, in its sole discretion.

     (ii) Except as provided in paragraph (c)(i) of this Section 7, the participant shall have, with respect to the shares of Restricted Stock, all of the rights of a stockholder of the Company, including the right to receive any dividends.

     Dividends paid in cash with respect to shares of Restricted Stock shall not be subject to any restrictions or subject to forfeiture. Dividends paid in stock of the Company or stock received in connection with a stock split with respect to Restricted Stock shall be subject to the same restrictions as on such Restricted Stock. Certificates for shares of unrestricted Stock shall be delivered to the participant promptly after, and only after, the period of forfeiture shall expire without forfeiture in respect of such shares of Restricted Stock.

     (iii) Subject to the provisions of the Restricted Stock Award Agreement and this Section 7, upon termination of employment for any reason during the Restriction Period, all shares still subject to restriction shall be forfeited by the participant, and the participant shall only receive the amount, if any, paid by the participant for such forfeited Restricted Stock.

     (iv) In the event of special hardship circumstances of a participant whose employment is involuntarily terminated (other than for Cause), the Committee may, in its sole discretion, waive in whole or in part any or all remaining restrictions with respect to such participant's shares of Restricted Stock.

SECTION 8.  PERFORMANCE AWARDS.

         (a) Administration. Shares of Common Stock or a payment in cash may be distributed under the Plan upon the attainment of achievement objectives to an employee as a Performance Award. The Committee shall determine the officers and key employees of the Company and its Subsidiaries and Affiliates to whom the Performance Award is granted, the terms and conditions of the achievement objectives, the term of the performance period and the level and form of the payment of the Performance Award.

         (b) Achievement Objectives. The Committee, at its sole discretion may establish, under this Section 8, achievement objectives either in terms of Company-wide objectives or in terms of objectives that are related to the specific performance of the employee or the division, subsidiary, department or function within the Company in which the employee is employed. A minimum level of acceptance, at the discretion of the Committee, may be established.

         If at the end of the performance period the specified objectives have been attained, the employee is deemed to have fully earned the Performance Award. If such achievement objectives have not been attained, the employee is deemed to have partly earned the Performance Award and becomes eligible to receive a portion of the total award, as determined by the Committee. If a required minimum level of achievement has not been met, the employee is entitled to no portion of the Performance Award. Subject to Section 8(d) below, the Company may adjust the payment of awards or the achievement objectives if events occur or circumstances arise which would cause a particular payment or set of achievement objectives to be inappropriate as a measure of performance.

     (c) Terms and Conditions. An employee to whom a Performance Award has been granted is given achievement objectives to be reached over a specified period, referred to herein as the "performance period". Generally this period shall be not less than 1 year but in no case shall the period exceed 5 years.

         An employee granted a Performance Award pursuant to this Section 8 who by reason of death, disability or retirement terminates employment before the end of the performance period is entitled to receive a portion of any earned Performance Award.

         An employee who terminates employment for any other reason forfeits all rights under the Performance Award.

         (d) Section 162(m) Provisions. Unless otherwise determined by the Committee, achievement objectives established for the top five most highly compensated officers of the Company shall be pre-established objective performance goals within the meaning of Section 162(m) of the Code and treasury regulations promulgated thereunder. Furthermore, unless otherwise determined by the Committee, once the Committee has established one or more achievement objectives with respect to a Performance Award granted to one of the top five most highly compensated officers of the Company which were, when granted, intended to be pre-established objective performance goals within the meaning of
Section 162(m) of the Code and the treasury regulations thereunder, the Committee shall not waive or alter the targets after the earlier of (i) the expiration of twenty-five percent (25%) of the performance period or (ii) the date on which the outcome under the objectives is substantially certain. Unless otherwise determined by the Committee, if any provision of the Plan or any Performance Award granted to an individual who is one of the top five most highly compensated officers of the Company hereunder would disqualify the Performance Award with respect to such individual, or would otherwise not comply with Section 162(m) of the Code, such provision or Performance Award shall be construed or deemed amended to conform to Section 162(m) of the Code.

SECTION 9.  LOAN PROVISIONS.

     With the consent of the Committee, the Company may make, or arrange for, a loan or loans to an employee with respect to the exercise of any Stock Option granted under the Plan and/or with respect to the payment of the purchase price, if any, of any Restricted Stock awarded hereunder. The Committee shall have full authority to decide whether to make a loan or loans hereunder and to determine the amount, term and provisions of any such loan or loans, including the interest rate to be charged in respect of any such loan or loans, whether the loan or loans are to be with or without recourse against the borrower, the terms on which the loan is to be repaid and the conditions, if any, under which the loan or loans may be forgiven.

SECTION 10. AMENDMENTS AND TERMINATION.

         The Board may amend, alter, or discontinue the Plan as it shall deem advisable or to conform to any change in any applicable law or regulation applicable thereto (including, without limitation, applicable federal securities laws and regulations and applicable federal income tax laws and regulations); provided, however, that no amendment, alteration, or discontinuation shall be made which would impair the right of an optionee or participant under a Stock Option, Stock Appreciation Right, Restricted Stock, or Performance Award theretofore granted, without the optionee's or participant's consent, or which without the approval of the stockholders would:

     (a) except as expressly provided in this Plan, increase the total number of shares reserved for the purpose of the Plan;

     (b) decrease the option price of any Stock Option to less than 100% of the Fair Market Value on the date of the granting of the option;

     (c)  change  the   participants  or  class  of  participants   eligible  to
participate in the Plan; or

     (d) extend the maximum option period under paragraph (b) of Section 5 of the Plan.

         The Committee may amend the terms of any award or option theretofore granted, prospectively or retroactively, but no such amendment shall impair the rights of any holder without his or her consent. The Committee may also substitute new Stock Options for previously granted Stock Options including options granted under other plans applicable to the participant and previously granted Stock Options having higher option prices.

SECTION 11.  UNFUNDED STATUS OF PLAN.

         The Plan is intended to constitute an "unfunded" plan for incentive and deferred compensation. With respect to any payments not yet made to a participant or optionee by the Company, nothing set forth herein shall give any such participant or optionee any rights that are greater than those of a general creditor of the Company. In its sole discretion, the Committee may authorize the creation of trusts or other arrangements to meet the obligations created under the Plan to deliver Stock or payment in lieu of or with respect to awards hereunder; provided, however, that the existence of such trusts or other arrangements shall be consistent with the unfunded status of the Plan.

SECTION 12.  CHANGE OF CONTROL.

         The following acceleration and valuation provisions shall apply in the event of a "Change of Control" or "Potential Change of Control," as defined in this Section 12:

         (a) In the event of a "Change of Control" as defined in paragraph (b) of this Section 12, unless otherwise determined by the Committee or the Board in writing at or after grant, but prior to the occurrence of such Change of Control, or, if and to the extent so determined by the Committee or the Board in writing at or after grant (subject to any right of approval expressly reserved by the Committee or the Board at the time of such determination) in the event of a "Potential Change of Control," as defined in paragraph (c) of this Section 12:

     (i) any Stock Appreciation Rights and any Stock Options awarded under the Plan, if not previously exercisable and vested shall become fully exercisable and vested;

     (ii) the restrictions and deferral limitations applicable to any Restricted Stock award under the Plan shall lapse and such shares and awards shall be deemed fully vested; and

     (iii) the value of all outstanding Stock Options, Stock Appreciation Rights, Restricted Stock or Performance Awards shall, to the extent determined by the Committee at or after grant, be cashed out on the basis of the "Change of Control Price" (as defined in paragraph (d) of this Section 12) as of the date the Change of Control occurs or Potential Change of Control is determined to have occurred, or such other date as the Committee may determine prior to the Change of Control or Potential Change of Control. In the sole discretion of the Committee, such settlements may be in cash, in stock, or other consideration as shall be necessary to effect the desired accounting treatment for the transaction resulting from the "Change of Control."

     (b) For purpose of paragraph (a) of this Section 12, a "Change of Control" means the happening of any of the following:

     (i) when any "person", as such term is used in Section 13(d) and 14(d) of the Exchange Act (other than the Company or a Subsidiary or any Company employee benefit plan (including its trustee)), is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly of securities of the Company representing 20 percent or more of the combined voting power of the Company's then outstanding securities;

     (ii) when, during any period of two consecutive years during the existence of the Plan, the individuals who, at the beginning of such period, constitute the Board cease, for any reason other than death, to constitute at least a majority thereof, unless each director who was not a director at the beginning of such period was elected by, or on the recommendation of, at least two-thirds of the directors at the beginning of such period; or

     (iii) the occurrence of a transaction requiring stockholder approval for the acquisition of the Company by an entity other than the Company or a Subsidiary through purchase of assets, or by merger, or otherwise.

     (c) For purposes of paragraph (a) of this Section 12, a "Potential Change of Control" means the happening of any of the following:

     (i) the entering into an agreement by the Company, the consummation of which would result in a Change of Control of the Company as defined in paragraph
(b) of this Section 12; or

     (ii) the acquisition of beneficial ownership, directly or indirectly, by any entity, person or group (other than the Company or a Subsidiary or any Company employee benefit plan (including its trustee)) of securities of the Company representing 5 percent or more of the combined voting power of the Company's outstanding securities and the adoption by the Board of Directors of a resolution to the effect that a Potential Change of Control of the Company has occurred for purposes of this Plan.

     (d) For purposes of this Section 12, "Change of Control Price" means the highest price per share paid in any transaction reported on the New York Stock Exchange Composite Tape, or paid or offered in any transaction related to a potential or actual Change of Control of the Company at any time during the preceding sixty (60) day period as determined by the Committee, except that in the case of Incentive Stock Options and Stock Appreciation Rights relating to Incentive Stock Options, such price shall be based only on transactions reported for the date on which the Committee decides to cash out such options.

SECTION 13.  GENERAL PROVISIONS.

         (a) All certificates for shares of Stock delivered under the Plan shall be subject to such stock transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations and other requirements of the Commission, any stock exchange upon which the Stock is then listed, and any applicable Federal or state securities law, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

         (b) Nothing set forth in this Plan shall prevent the Board from adopting other or additional compensation arrangements, subject to stockholder approval if such approval is required; and such arrangements may be either generally applicable or applicable only in specific cases. The adoption of the Plan shall not confer upon any employee of the Company, any Subsidiary or any Affiliate, any right to continued employment with the Company, a Subsidiary or an Affiliate, as the case may be, nor shall it interfere in any way with the right of the Company, a Subsidiary or an Affiliate to terminate the employment of any of its employees at any time.

         (c) No employee shall have any rights as a shareholder of the Company as a result of the grant of a Stock Option to him or to her under this Plan or his or her exercise of such Stock Option pending the actual issuance of Stock subject to such Stock Option to such employee.

     (d) Each participant shall, no later than the date as of which the value of an award first becomes includable in the gross income of the participant for Federal income tax purposes, pay to the Company, or make arrangements satisfactory to the Committee regarding payment of, any Federal, state, or local taxes of any kind required by law to be withheld with respect to the award. The obligations of the Company under the Plan shall be conditional on such payment or arrangements and the Company (and, where applicable, its Subsidiaries and Affiliates), shall, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to the participant. Subject to applicable laws and regulations regarding transactions in Company Stock by persons who are deemed insiders, a participant may elect to have the withholding tax obligations or, in the case of all awards hereunder except Stock Options which have related Stock Appreciation Rights, if the Committee so determines, any additional tax obligation with respect to any awards hereunder satisfied by (a) having the Company withhold shares of Stock otherwise deliverable to the participant with respect to the award or (b) delivering to the Company shares of unrestricted Stock.

         (e) At the time of grant or purchase, the Committee may provide in connection with any grant or purchase made under this Plan that the shares of Stock received as a result of such grant or purchase shall be subject to a right of first refusal, pursuant to which the participant shall be required to offer the Company any shares that the participant wishes to sell, with the price being the then Fair Market Value of the Stock, subject to provisions of Section 13 hereof and to such other terms and conditions as the Committee may specify at the time of grant.

         (f) No member of the Board or the Committee, nor any officer or employee of the Company acting on behalf of the Board or the Committee, shall be personally liable for any action, determination, or interpretation taken or made in good faith with respect to the Plan, and all members of the Board or the Committee and each and any officer or employee of the Company acting on their behalf shall, to the extent permitted by law, be fully indemnified and protected by the Company in respect of any such action, determination or interpretation.

         (g) If any provision of the Plan or any agreement representing an award granted hereunder is or becomes or is deemed to be invalid, illegal, or unenforceable in any jurisdiction or as to any person or award, or would disqualify the Plan or any award granted hereunder under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to the applicable laws, or if it cannot be construed or deemed amended without, in the determination of the Committee, materially altering the intent of the Plan or the award, such provision shall be stricken as to such jurisdiction, person or award and the remainder of the Plan and any such award shall remain in full force and effect.

         (h) Each award under the Plan shall be subject to the requirement that, if at any time the Committee shall determine that (a) the listing, registration or qualification of the shares of Stock subject or related thereto upon any securities exchange or under any state or federal law, or (b) the consent or approval of any government regulatory authority, or (c) an agreement by the recipient of an award with respect to the disposition of shares of Stock, is necessary or desirable as a condition of, or in connection with, the granting of such award or the issue or purchase of shares of Stock thereunder, such award may not be consummated in whole or in part unless such listing, registration, qualification, consent, approval or agreement shall have been effected or obtained free of any conditions not acceptable to the Committee. A participant shall agree, as a condition of receiving any award under the Plan, to execute any documents, make any representations, agree to restrictions on stock transferability and take any actions which in the opinion of legal counsel to the Company is required by any applicable law, ruling or regulation.

     (i) Nothing in the Plan shall affect the right or power of the Company or its stockholders to make or authorize any or all adjustments, recapitalizations, reorganizations or other changes in the

Company's capital structure or its business, or any merger or consolidation of the Company, or any issue of stock or of options, warrants or rights to purchase stock or of bonds, debentures, preferred or prior preference stocks whose rights are superior to or affect the Stock or the rights thereof or which are convertible into or exchangeable for Stock, or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise.

         (j) Headings are given to the sections and subsections of the Plan solely as a convenience to facilitate reference. Such headings shall not be deemed in any way material or relevant to the construction or interpretation of the Plan or any provision thereof.

SECTION 14.  EFFECTIVE DATE OF PLAN.

         The effective date of this Plan shall be the date it is adopted by the Board; provided that the shareholders of the Company shall approve the Plan within twelve (12) months after the date of adoption; and, provided further, that any awards granted under this Plan before the date of such shareholder approval shall be granted subject to such approval.

SECTION  15.  TERM OF PLAN.

         No  Stock  Option,  Stock  Appreciation  Right,   Restricted  Stock  or
Performance Award shall be granted pursuant to the Plan on or after the tenth anniversary of the date of stockholder approval, but awards theretofore granted may extend beyond that date.